As filed with the Securities and Exchange Commission on January 13, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (I.R.S. Employer Identification No.)

1025 Eldorado Blvd.
Broomfield, CO 80021
(720) 888-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Stortz, Esq.
Executive Vice President and Chief Legal Officer
1025 Eldorado Blvd.
Broomfield, CO 80021
(720) 888-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

           Approximate date of commencement of proposed sale to the public: From time to time after the filing date of this Registration Statement as determined by the selling securityholders.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

15% Convertible Senior Notes due 2013	$200,124,000(1)	100%(2)(3)	$200,124,000(2)(3)	$7,865

6% Convertible Subordinated Notes due 2010	$40,000,000(1)	100%(2)(3)	$40,000,000(2)(3)	$1,572

9% Convertible Senior Discount Notes due 2013	$294,732,000(1)	100%(2)(3)	$294,732,000(2)(3)	$11,583

Common Stock, $.01 par value per share	731,450,825(4)	$0.96(5)	$566,855,460(5)	$22,278(5)

(1)
Represents the aggregate principal amount of the notes.

(2)
Exclusive of accrued interest and distributions, if any.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(4)
This number represents 590,474,437 shares of common stock beneficially owned by the selling securityholders (either directly or acting on behalf of their customers and institutional clients) plus 140,976,388 shares of common stock, the number of shares of common stock that are issuable to the selling securityholders upon conversion of the notes registered hereby. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions.

(5)
With respect to the 590,474,437 shares of common stock beneficially owned by the selling securityholders only, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low reported sale prices per share of our common stock on January 7, 2009 as reported on the Nasdaq Global Select Market. No additional consideration will be received for the shares of common stock issuable upon conversion of the notes, and, therefore, no registration fee is required pursuant to Rule 457(i) with respect to these shares.

PROSPECTUS

LEVEL 3 COMMUNICATIONS, INC.

$200,124,000 Aggregate Principal Amount of
15% Convertible Senior Notes due 2013

$40,000,000 Aggregate Principal Amount of
6% Convertible Subordinated Notes due 2010

$294,732,000 Aggregate Principal Amount at Maturity of
9% Convertible Senior Discount Notes due 2013

590,474,437 Shares of Common Stock

and

140,976,388 Shares of Common Stock
Issuable Upon Conversion of the Notes

        Holders of our 15% Convertible Senior Notes due 2013 (the "2013 Senior Notes"), 6% Convertible Subordinated Notes due 2010 (the "2010 Subordinated Notes), 9% Convertible Senior Discount Notes due 2013 (the "2013 Senior Discount Notes" and, together with the 2013 Senior Notes and the 2010 Subordinated Notes, the "notes") and 731,450,822 shares of our common stock, which includes 140,976,387 shares of common stock issuable upon conversion of the notes, named in this prospectus or in amendments or supplements to this prospectus may offer for sale the notes and the common stock at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the notes or the common stock by the selling securityholders.

        As of the date of this prospectus, the trading market for the notes is limited. Our common stock currently trades on the Nasdaq Global Select Market under the symbol "LVLT." On January 12, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.21 per share.

        Investing in our common stock or the notes involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 9 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2009.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. When used in this prospectus, the words "anticipate", "believe", "plan", estimate" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus. These forward looking statements include, among others, statements concerning:

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  our communications business, its advantages and our strategy for continuing to pursue our business;

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  anticipated development and launch of new services in our business;

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  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

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  growth of the communications industry;

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  expectations as to our future revenue, margins, expenses and capital requirements; and

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  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        You should be aware that these forward looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

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  integrate strategic acquisitions;

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  increase the volume of traffic on our network;

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  defend our intellectual property and proprietary rights;

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  successfully complete commercial testing of new technology and information systems to support new services;

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  develop new services that meet customer demands and generate acceptable margins;

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  attract and retain qualified management and other personnel; and

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  meet all of the terms and conditions of our debt obligations.

        Other factors are described under "Risk Factors" and in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus.

ii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or our common stock. You should read the entire prospectus carefully, including "Risk Factors" and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus.

        References in this prospectus to "Level 3," "we," "us," "our," and the "Company" refer to Level 3 Communications, Inc., a company incorporated in Delaware, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

The Company

        We, through our operating subsidiaries, engage primarily in the communications business.

        We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide services) of a broad range of integrated communications services. We have created our communications network, generally by constructing our own assets, but also through a combination of purchasing and leasing other companies' assets and facilities. Our network is an advanced, international, facilities based communications network. We have designed our network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

* * *

        Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at http://www.level3.com. The information on our website is not part of this prospectus.

Recent Developments

Debt Exchange Transactions

        On October 8, 2008, we entered into an exchange agreement with an institutional holder of certain of our 2.875% Convertible Senior Notes due 2010 (the "2010 Senior Notes"), 10% Convertible Senior Notes due 2011 (the "2011 Senior Notes"), 5.25% Convertible Senior Notes due 2011 (the "2011 5.25% Notes") and 3.5% Convertible Senior Notes due 2012 (the "2012 Notes"). Pursuant to such exchange agreement, we issued an aggregate of 31,719,644 shares of our common stock in exchange for $4,209,000 aggregate principal amount of our 2010 Senior Notes, $47,200,000 aggregate principal amount of our 2011 Senior Notes, $15,195,000 aggregate principal amount of our 2011 5.25% Notes and $9,025,000 aggregate principal amount of our 2012 Notes. We also paid aggregate accrued and unpaid interest of $2,468,976 on such exchanged notes from the applicable last interest payment date to, but not including, the closing date of that note exchange transaction.

        On October 13, 2008, we entered into two exchange agreements with institutional holders of our 6% Convertible Subordinated Notes due 2009 (the "2009 Subordinated Notes"). Pursuant to such exchange agreements, we issued an aggregate of 10,125,283 shares of our common stock in exchange for an aggregate of $17,572,000 aggregate principal amount of our 2009 Subordinated Notes. We also paid aggregate accrued and unpaid interest of $84,931 on the 2009 Subordinated Notes from the last interest payment date to, but not including, the closing date of those note exchange transactions.

        On October 14, 2008, we entered into three exchange agreements with affiliated institutional holders of our 2010 Senior Notes. Pursuant to these exchange agreements, we issued an aggregate of 5,776,398 shares of our common stock in exchange for an aggregate of $15,000,000 aggregate principal amount of our 2010 Senior Notes. We also paid aggregate accrued and unpaid interest of $110,208 on the 2010 Senior Notes from the last interest payment date to, but not including, the closing date of those note exchange transactions.

Issuance of Debt

        On December 24, 2008, we entered into an indenture (the "Base Indenture") and a first supplemental indenture to the Base Indenture (the "First Supplemental Indenture" and, together with the Base Indenture, the "2013 Senior Note Indenture") with The Bank of New York Mellon, as trustee, in connection with our issuance on December 24, 2008 of $373,800,000 in aggregate principal amount of the 2013 Senior Notes. In connection with the issuance of the 2013 Senior Notes, we agreed with the selling securityholders to use our reasonable best efforts to file a shelf registration statement with respect to the resale by the selling securityholders of the notes and the common stock being offered under this prospectus. On December 31, 2008, we issued an additional $26,200,000 in aggregate principal amount of the 2013 Senior Notes under the 2013 Senior Note Indenture.

Tender Offers

        On November 17, 2008, we launched three separate tender offers (the "Tender Offers") to purchase for cash any and all of our (i) 2010 Senior Notes at a price of $620.00 per $1,000 principal amount, (ii) 2010 Subordinated Notes at a price of $700.00 per $1,000 principal amount and (iii) 2009 Subordinated Notes (together with the 2010 Senior Notes and the 2010 Subordinated Notes, the "Tender Offer Notes") at a price of $920.00 per $1,000 principal amount.

        The Tender Offers for the 2010 Senior Notes and the 2010 Subordinated Notes expired on December 23, 2008. Pursuant to the Tender Offers for the 2010 Senior Notes and the 2010 Subordinated Notes, we accepted tenders for (i) $162,718,000 in aggregate principal amount of 2010 Senior Notes, representing approximately 46% of the aggregate principal amount outstanding of all the 2010 Senior Notes, and (ii) $173,571,000 in aggregate principal amount of 2010 Subordinated Notes, representing approximately 36% of the aggregate principal amount outstanding of all the 2010 Subordinated Notes. The aggregate purchase price for all (i) 2010 Senior Notes tendered in the Tender Offer for that series of notes, including accrued interest, was approximately $103.0 million and (ii) 2010 Subordinated Notes tendered in the Tender Offer for that series of notes, including accrued interest, was approximately $124.4 million. Approximately $227.3 million of the net proceeds from the offerings of the 2013 Senior Notes was used to fund the purchase of the 2010 Senior Notes and 2010 Subordinated Notes pursuant to the Tender Offers for those series of notes.

        The Tender Offer for the 2009 Subordinated Notes expired on December 30, 2008. Pursuant to the Tender Offer for the 2009 Subordinated Notes, we accepted tenders for $123,850,000 in aggregate principal amount of 2009 Subordinated Notes, representing approximately 41% of the aggregate principal amount outstanding of all the 2009 Subordinated Notes. The aggregate purchase price for all 2009 Subordinated Notes tendered in the Tender Offer for that series of notes, including accrued interest, was approximately $116.1 million, all of which was funded from the net proceeds from the offerings of the 2013 Senior Notes.

The Offering

        The following is a brief summary of certain terms of each of the notes. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus.

        For purposes of this summary, references to "Level 3," "we," "us," "our," and the "Company" refer only to Level 3 Communications, Inc., and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

Common Stock, par value $0.01 per share, of Level 3 Communications, Inc.
Securities Offered	731,450,825 shares of common stock, $0.01 per share, of Level 3 Communications, Inc., which includes 140,976,388 shares issuable upon conversion of the notes offered under this prospectus.
Nasdaq Global Select Market Symbol for Our Common Stock	LVLT
Risk Factors	Investing in shares of our common stock involves a high degree of risk. See "Risk Factors" for a discussion of certain matters that you should consider before investing in shares of our common stock.
15% Convertible Senior Notes due 2013
Securities Offered	$200,124,000 aggregate principal amount of 15% convertible senior notes due January 15, 2013.
Maturity	January 15, 2013.
Interest	We will pay interest on the 2013 Senior Notes a rate of 15% per year on January 15 and July 15 of each year, beginning on January 15, 2009.
Ranking
The 2013 Senior Notes are our unsecured and unsubordinated obligations and rank equal in right of payment to all of our other existing and future unsubordinated indebtedness. The 2013 Senior Notes are effectively junior to all of our existing and future secured debt as to the assets securing such debt and are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The indenture governing the 2013 Senior Notes does not contain any restrictions on the incurrence of indebtedness other than as described in "Description of the Notes—Description of the 2013 Senior Notes—Limitation on Liens."
Conversion Rights
Holders may surrender 2013 Senior Notes for conversion at any time on or before the maturity date thereof. For each $1,000 principal amount of 2013 Senior Notes surrendered for conversion holders will receive 555.5556 shares of our common stock. We refer to this as the conversion rate.

As a condition to conversion of the 2013 Senior Notes at the option of a holder, such holder must deliver to us a certificate representing that either such holder has obtained clearance from the applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or that such holder qualifies for an exemption under the HSR Act.

The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest, if any. Upon conversion, a holder will not receive any cash payment representing accrued interest, subject to certain exceptions, including the automatic conversion of 2013 Senior Notes as described below. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion.

If at any time following the date of original issuance of the 2013 Senior Notes and prior to the close of business on January 15, 2013 the closing per share sale price of our common stock exceeds 222.2% of the conversion price then in effect for at least 20 trading days within any 30 consecutive trading day period, the 2013 Senior Notes will automatically convert into shares of our common stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by us following such automatic conversion event. See "Description of the Notes—Description of the 2013 Senior Notes—Conversion Rights."
Sinking Fund	None.
Repurchase at Option of Holders upon a Designated Event
Upon the occurrence of a designated event (a change of control or a termination of trading as defined herein), holders of the 2013 Senior Notes will have the right, subject to certain exceptions and conditions, to require us to repurchase all or any part of their 2013 Senior Notes at a repurchase price equal to 100% of the principal amount of the 2013 Senior Notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.
See "Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indentures relating to the notes."
Make Whole Premium upon Change of Control
If certain changes in control as described below under "Description of the Notes—Description of the 2103 Convertible Notes—Make Whole Premium upon Change of Control" occur, we will pay, to the extent described in this prospectus, a make whole premium on 2013 Senior Notes converted in connection with the transaction constituting the change in control by increasing the conversion rate applicable to such 2013 Senior Notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the date on which the change in control becomes effective and the price paid per share of our common stock in the transaction constituting the change in control. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and effective dates of a change in control are set forth under "Description of the Notes—Description of the 2013 Senior Notes—Make Whole Premium upon Change of Control."

Nasdaq Global Select Market Symbol for Our Common Stock	LVLT
The Public Trading Market for the 2013 Senior Notes is Limited
The 2013 Senior Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the 2013 Senior Notes on any securities exchange or automated quotation system. The current public trading market for the 2013 Senior Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your 2013 Senior Notes. See "Risk Factors—The public trading market for the notes is limited, which could affect their market price and your ability to sell them."
6% Convertible Subordinated Notes due 2010
Securities Offered	$40,000,000 aggregate principal amount of 6% convertible subordinated notes due March 15, 2010.
Maturity	March 15, 2010.
Interest	We pay interest on the 2010 Subordinated Notes at a rate of 6% per year on March 15 and September 15 of each year.
Conversion
The 2010 Subordinated Notes are convertible before the maturity date into shares of common stock initially at a rate of 7.416 shares of common stock per $1,000 principal amount of 2010 Subordinated Notes, which is equal to a conversion price of approximately $134.84 per share, subject to adjustment in certain events.

You may convert the 2010 Subordinated Notes at any time after their initial issuance and before the close of business on the business day immediately before their maturity date, at the conversion rate set forth above, unless previously repurchased by us or unless we have caused the conversion rights to expire as to the 2010 Subordinated Notes. If your 2010 Subordinated Notes are subject to repurchase, you will be entitled to convert the 2010 Subordinated Notes up to and including, but not after, the business day immediately before the date fixed for repurchase. If we have caused the conversion rights to expire, you will be entitled to convert the 2010 Subordinated Notes up to and including, but not after, the conversion expiration date.
See "Description of the Notes—Description of the 2010 Subordinated Notes—Conversion Rights."
Ranking
The 2010 Subordinated Notes are subordinated to present and future senior debt of Level 3. In addition, the 2010 Subordinated Notes are also effectively subordinated in right of payment to all indebtedness and other liabilities of our subsidiaries. See "Description of the Notes—Description of the 2010 Subordinated Notes—Subordination."

Expiration of Conversion Rights	We may, at our option, cause the conversion rights of the 2010 Subordinated Notes to expire. We may exercise this option only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the then current market price of common stock exceeded 140% of the conversion price of the 2010 Subordinated Notes, subject to adjustment in certain circumstances. In order to exercise our option to cause the conversion rights to expire with respect to the 2010 Subordinated Notes, we must issue a press release and provide notice to you as provided in the 2010 Subordinated Notes' indenture. See "See "Description of the Notes—Description of the 2010 Subordinated Notes—Expiration of Conversion Rights."
Repurchase at Option of Holders upon a Change of Control
Upon a change of control, holders have the right, subject to certain conditions and restrictions, to require us to repurchase all or a portion of the 2010 Subordinated Notes at 100% of the principal amount thereof, plus accrued interest to the repurchase date. We will pay the repurchase price in cash or, at our option but subject to the satisfaction of certain conditions, in shares of common stock, valued at 95% of the average closing sales prices of the common stock for the five trading days before and including the third trading day before the repurchase date.

However, the subordination provisions would likely restrict our ability to repurchase the 2010 Subordinated Notes prior to the repayment in full of all amounts outstanding under our senior debt and secured credit facility. See "See "Description of the Notes—Description of the 2010 Subordinated Notes—Repurchase at Option of Holders Upon a Change of Control."
See "Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indentures relating to the notes."
Global Note; Book-Entry System
The 2010 Subordinated Notes are issued in fully registered form without coupons and in minimum denominations of $1,000. The 2010 Subordinated Notes are evidenced by a global note, in fully registered form and without coupons, deposited with the trustee for the 2010 Subordinated Notes, as custodian for DTC. Beneficial interests in the global note are shown on, and transfers will be effected only through, records maintained by DTC and its participants and indirect participants. See "Description of the Notes—Description of the 2010 Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures."

The Public Market for the 2010 Subordinated Notes is Limited	The 2010 Subordinated Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the 2010 Subordinated Notes on any securities exchange or automated quotation system. The current public trading market for the 2010 Subordinated Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your 2010 Subordinated Notes. See "Risk Factors—The public trading market for the notes is limited, which could affect their market price and your ability to sell them."
9% Convertible Senior Discount Notes due 2013
Securities Offered	$294,732,000 aggregate principal amount at maturity of 9% convertible senior discount notes due October 15, 2013.
Maturity	October 15, 2013.
Interest
The 2013 Senior Discount Notes were issued at a discount of 29.527% to their aggregate principal amount at maturity, and accreted at a rate of 9% per annum, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. On October 15, 2007, the 2013 Senior Discount Notes commenced accruing cash interest at a rate of 9% per annum, which is payable semiannually in arrears on April 15 and October 15 in each year, commencing on April 15, 2008, and at the stated maturity, until the accreted value thereof is paid or duly provided for.
Ranking
The 2013 Senior Discount Notes are our unsecured and unsubordinated obligations and rank equal in right of payment to all of our other existing and future unsubordinated indebtedness. The 2013 Senior Discount Notes are effectively junior to all of our existing and future secured debt as to the assets securing such debt and are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The indenture governing the 2013 Senior Discount Notes does not contain any restrictions on the incurrence of indebtedness other than as described in "Description of the Notes—Description of the 2013 Senior Discount Notes—Limitation on Liens."
Conversion Rights
Holders may, at any time prior to the maturity date, convert the accreted value of any 2013 Senior Discount Notes or portions of 2013 Senior Discount Notes (in denominations of $1,000 principal amount at maturity or integral multiples of $1,000 principal amount at maturity) into shares of our common stock, at the conversion price of $9.991 per share of common stock, subject to adjustment.

The right of conversion is limited in the instances where we have redeemed all or a portion of the 2013 Senior Discount Notes or if we are to make an offer to purchase as a result of a change of control or the occurrence of certain other designated events.

The conversion price may be adjusted upon the occurrence of certain events. The conversion price may be adjusted for certain reasons, but will not be adjusted for accrued original issue discount or accrued cash interest.

2013 Senior Discount Notes or portions of 2013 Senior Discount Notes in integral multiples of $1,000 principal amount at maturity called for redemption may be surrendered for conversion until the close of business on the trading day immediately prior to the redemption date.
Redemption of 2013 Senior Discount Notes at Our Option
If the closing sale price of our common stock has exceeded a "specified percentage" of the conversion price in effect at that time for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, we may redeem for cash all or a portion of the 2013 Senior Discount Notes at a price in cash equal to 100% of the accreted value of the 2013 Senior Discount Notes to be redeemed as of the redemption date plus accrued and unpaid interest, to, but excluding, the redemption date.
Change of Control
If we experience a change of control or upon the occurrence of certain other designated events, each holder may require us to purchase for cash all or a portion of such holder's 2013 Senior Discount Notes at a price equal to 101% of the aggregate accreted value of the 2013 Senior Discount Notes so purchased as of the date designated for payment, plus accrued and unpaid interest, if any, to, but excluding, that date.
Certificated Notes
The 2013 Senior Discount Notes have been issued in fully certificated registered form and must be transferred in accordance with the provisions of the indenture governing the 2013 Senior Discount Notes and the terms of the certificate. See "Description of Notes—Description of the 2013 Senior Discount Notes—Transfer and Exchange."
The Public Trading Market for the 2013 Senior Discount Notes is Limited
The 2013 Senior Discount Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the 2013 Discount Senior Notes on any securities exchange or automated quotation system. The current public trading market for the 2013 Senior Discount Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your 2013 Senior Discount Notes. See "Risk Factors—The public trading market for the notes is limited, which could affect their market price and your ability to sell them."

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.

        Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment.

        This prospectus and the information incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the information included or incorporated by reference.

Risks Related to our Business

         Current uncertainty in the global financial markets and the global economy may negatively affect our financial results.

        Current uncertainty in the global financial markets and economy may negatively affect our financial results. Our customers may defer purchases of our services in response to tighter credit and negative financial news or reduce their demand for our services. If customers defer purchases of our services or demand for our services is reduced as a result of economic conditions, our revenue and cash flows could be negatively affected.

         Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing or to refinance our existing indebtedness on reasonable terms (or at all), and have other adverse effects on us.

        Widely-documented commercial credit market disruptions have resulted in a tightening of credit markets worldwide. Liquidity in the global credit markets have been severely contracted by these market disruptions, making it costly to obtain new lines of credit or to refinance existing debt, when debt financing is available at all. The effects of these disruptions are widespread and difficult to quantify, and it is impossible to predict when the global credit markets will improve or when the credit contraction will stop. As a result of the ongoing credit market turmoil, we may not be able to obtain debt or equity financing or to refinance our existing indebtedness on favorable terms (or at all), which could affect our strategic operations and our financial performance and force modifications to our operations.

Communications Group

         Our financial condition and growth depends upon the successful integration of our acquired businesses. We may not be able to efficiently and effectively integrate acquired operations, and thus may not fully realize the anticipated benefits from such acquisitions.

        Achieving the anticipated benefits of the acquisitions that we have completed starting in December 2005 will depend in part upon whether we can integrate our businesses in an efficient and effective manner.

        Since December 2005, we have acquired, in chronological order, WilTel Communications Group, LLC, Progress Telecom, LLC, ICG Communications, Inc., TelCove, Inc., Looking Glass Networks Holding Co., Inc., Broadwing Corporation, the CDN services business of SAVVIS, and Servecast Limited. In the future we may acquire additional businesses in accordance with our business strategy. The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

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  demands on management related to the significant increase in size after the acquisition;

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  the disruption of ongoing business and the diversion of management's attention from the management of daily operations to the integration of operations;

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  failure to fully achieve expected synergies and costs savings;

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  unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies;

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  loss of customers or the failure of customers to order incremental services that we expect them to order;

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  failure to provision services that are ordered by customers during the integration period;

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  higher integration costs than anticipated; and

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  difficulties in the assimilation and retention of highly qualified, experienced employees, many of whom are geographically dispersed.

        Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage, obtain better terms from our vendors due to increased buying power, and eliminate redundant and excess costs to fully realize the expected synergies. Because of difficulties in combining geographically distant operations and systems which may not be fully compatible, we may not be able to achieve the financial strength and growth we anticipate from the acquisitions.

        We cannot be certain that we will realize our anticipated benefits from our acquisitions, or that we will be able to efficiently and effectively integrate the acquired operations as planned. If we fail to integrate the acquired businesses and operations efficiently and effectively or fail to realize the benefits we anticipate, we would be likely to experience material adverse effects on our business, financial condition, results of operations and future prospects.

         We need to continue to increase the volume of traffic on our network to become profitable.

        We must continue to increase the volume of data, voice and content transmissions on our communications network at acceptable prices in order to realize our targets for anticipated revenue growth, cash flow, operating efficiencies and the cost benefits of our network. If we do not maintain or improve our current relationships with existing customers and develop new large volume and enterprise customers, we may not be able to substantially increase traffic on our network, which would adversely affect our ability to become profitable.

         Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

        If technology that is necessary for us to provide our services was determined by a court to infringe a patent held by another entity that is unwilling to grant us a license on terms acceptable to us, we could be precluded by a court order from using that technology and would likely be required to pay a significant monetary damages award to the patent-holder. The successful enforcement of these patents, or our inability to negotiate a license for these patents on acceptable terms, could force us to cease using the relevant technology and offering services incorporating the technology. In the event that a claim of infringement was brought against us based on the use of our technology or against our customers based on their use of our services for which we are obligated to indemnify, we could be subject to litigation to determine whether such use or sale is, in fact, infringing. This litigation could be expensive and distracting, regardless of the outcome of the suit.

        While our own extensive patent portfolio may deter other operating companies from bringing such actions, patent infringement claims are increasingly being asserted by patent holding companies, which do not use technology and whose sole business is to enforce patents against operators, such as us, for monetary gain. Because such patent holding companies, commonly referred to as patent "trolls," do not provide services or use technology, the assertion of our own patents by way of counter-claim would be largely ineffective. We have already been the subject of time-consuming and expensive patent litigation brought by certain patent holding companies and we can reasonably expect that we will face further claims in the future, particularly if legislation now pending in Congress is not enacted in a way that will decrease the number and frequency of claims by patent trolls.

         Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

        Our business depends on our ability to continue to develop effective business support systems. In certain cases, the development of these business support systems is required to realize our anticipated benefits from our acquisitions. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

  •
  accepting and inputting customer orders for services;

  •
  provisioning, installing and delivering these services; and

  •
  billing for these services.

        Because our business provides for continued rapid growth in the number of customers that we serve and the volume of services offered and requires the integration of acquired companies' business support systems, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed milestone dates. The failure to continue to develop effective unified business support systems could materially adversely affect our ability to implement our business plans, realize anticipated benefits from our acquisitions and meet our financial goals and objectives.

         Our revenue is concentrated in a limited number of customers.

        A significant portion of our communications revenue is concentrated among a limited number of customers. For the year ended December 31, 2007, our top ten customers represented approximately 34% of our consolidated total revenue. Revenue from our largest customer, AT&T Inc. and its subsidiaries, including SBC Communications, BellSouth and AT&T Mobility (assuming those subsidiaries were wholly owned by AT&T for all of 2007), represented approximately 15% of our consolidated total revenue for 2007. The next largest customer accounted for approximately 5% of our consolidated total revenue and most of the remaining top ten customers each account for 3% or less of our consolidated total revenue. If we lost one or more of our top five customers, or if one or more of these major customers significantly decreased orders for our services, our business would be materially and adversely affected.

        In connection with the acquisition of WilTel in December 2005, we acquired a large customer contract between WilTel and SBC Communications, now known as AT&T. We expect that the revenue generated under this contract will continue to decline over time as SBC Communications migrates its traffic from our network to the merged SBC and AT&T Communications network that SBC Communications acquired when it purchased the former AT&T.

         We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

        Our operations depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption in service could result in lost profits or other losses to customers. Although we limit our liability for service failures in our service agreements to limited service credits, generally in the form of free service for a short period of time, a court might not enforce these limitations on liability, which could expose us to financial loss. In addition, we often provide our customers with committed service levels. If we are unable to meet these service level commitments as a result of service interruptions, we may be obligated to provide service credits to our customers, which could negatively affect our operating results.

        The failure of any equipment or facility on our network, including our network operations control centers and network data storage locations, could result in the interruption of customer service until necessary repairs are effected or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches, computer viruses, or other causes. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability, or require expensive modifications that could significantly hurt our business.

         There is no guarantee that we will be successful in increasing sales of our content distribution service offering.

        As we believe that one of the largest sources of future incremental demand for our communications services will be derived from customers that are seeking to distribute their feature rich content, applications or video over the Internet, we purchased the content distribution network or CDN assets of SAVVIS, Inc. in January 2007 and we purchased Servecast Limited in July 2007. Although we have sold high speed Internet access, transport and colocation services since the late 1990's, we have only been selling our CDN services since January 2007. As a result, there are many difficulties that we may encounter, including customer acceptance, intellectual property matters, technological issues, developmental constraints and other problems that we may not anticipate. There is no guarantee that we will be successful in generating significant revenues from our CDN service offering.

         Failure to develop and introduce new services could affect our ability to compete in the industry.

        We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on reaching mutually-acceptable terms with vendors and on vendors meeting their obligations in a timely manner. In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may terminate those service offerings and we may be required to impair any assets or technology used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

         Rapid technological changes can lead to further competition.

        The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment or obsolete technology. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Failure to do so could have a material adverse effect on our business.

         During our communications business operating history we have generated substantial losses, and we expect to continue to generate losses.

        The development of our communications business required, and may continue to require, significant expenditures. These expenditures could result in negative cash flow from operating activities and substantial net losses for the near future. For the fiscal years ended December 31, 2007 and December 31, 2006, we incurred losses from continuing operations of approximately $1.114 billion and $790 million, respectively. We expect to continue to experience losses, and we may not be able to achieve or sustain operating profitability in the future. Continued operating losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt, or fund other business needs.

        We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding. Additional expansion and adaptations of our communications network's electronic and software components will be necessary in order to respond to:

  •
  growing number of customers;

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  the development and launching of new services;

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  increased demands by customers to transmit larger amounts of data;

  •
  changes in customers' service requirements;

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  technological advances by competitors; and

  •
  governmental regulations.

        Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

         The market prices for certain of our communications services have decreased in the past and may decrease in the future, resulting in lower revenue than we anticipate.

        Over the past few years, the market prices for certain of our communications services have decreased. These decreases resulted from downward market pressure and other factors including:

  •
  technological changes and network expansions which have resulted in increased transmission capacity available for sale by us and by our competitors;

  •
  some of our customer agreements contain volume-based pricing or other contractually agreed-upon decreases in prices during the term of the respective agreements; and

  •
  some of our competitors have been willing to accept smaller operating margins in the short term in an attempt to increase long-term revenues.

        In order to retain customers and revenue, we often must reduce prices in response to market conditions and trends. As our prices for some of our communications services decrease, our operating results may suffer unless we are unable to either reduce our operating expenses or increase traffic volume from which we can derive additional revenue.

        We expect revenue from our managed modem services to continue to decline, primarily due to:

  •
  an increase in the number of subscribers migrating to broadband services;

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  continued pricing pressures; and

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  declining customer obligations under existing contractual arrangements.

         We may be liable for the information that content owners or distributors distribute over our network.

        The law relating to the liability of private network operators for information carried on or disseminated through their networks is still unsettled. We may become subject to legal claims relating to the content disseminated on our network, even though such content is owned or distributed by our customers or a customer of our customers. For example, lawsuits may be brought against us claiming that material distributed using our network was inaccurate, offensive, or violated the law or the rights of others. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. In addition, the law remains unclear over whether content may be distributed from one jurisdiction, where the content is legal, into another jurisdiction, where it is not. Companies operating private networks have been sued in the past, sometimes successfully, based on the nature of material distributed, even if the content is not owned by the network operator and the network operator has no knowledge of the content or its legality. It is not practical for us to monitor all of the content which is distributed using our network. If we need to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our financial results could be negatively affected.

         The need to obtain additional capacity for our network from other providers increases our costs.

        We use network resources owned by other companies for portions of our network both in North America and in Europe. We obtain the right to use such network portions, including both telecommunications capacity and rights to use dark fiber, through operating leases and IRU agreements. In several of those agreements, the counter party is responsible for network maintenance and repair. If a counter party to a lease or IRU suffers financial distress or bankruptcy, we may not be able to enforce our rights to use these network assets or, even if we could continue to use these network assets, we could incur material expenses related to maintenance and repair. We could also incur material expenses if we were required to locate alternative network assets. We may not be successful in obtaining reasonable alternative network assets if needed. Failure to obtain usage of alternative network assets, if necessary, could have a material adverse effect on our ability to carry on business operations. In addition, some of our agreements with other providers require the payment of amounts for services whether or not those services are used.

        In the normal course of business, we need to enter into interconnection agreements with many domestic and foreign local telephone companies, but we are not always able to do so on favorable terms. Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect our competitive position. These changes could increase or decrease the costs of providing our services.

         We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect on our business.

        We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

        Our businesses are managed by a small number of key executive officers, including James Q. Crowe, Chief Executive Officer. The loss of any of these key executive officers could have a material adverse effect on our business.

         We must obtain and maintain permits and rights-of-way to operate our network.

        If we are unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights-of-way needed to expand and operate our network, our business could be materially adversely affected. In addition, the cancellation or non-renewal of the franchises, permits or rights-of-way that are obtained could materially adversely affect our business. Our communications operating subsidiaries are defendants in several lawsuits that, among other things, challenge the subsidiaries' use of rights-of-way. The plaintiffs have sought to have these lawsuits certified as class actions. It is possible that additional suits challenging use of our rights-of-way will be filed and that those plaintiffs also may seek class certification. The outcome of such litigation may increase our costs and adversely affect our operating results.

         Termination of relationships with key suppliers could cause delay and additional costs.

        Our business is dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components that are integrated into our network, some of which are critical to the operation of our business. If any of these critical relationships is terminated or a supplier fails to provide critical services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs or we may not be able to provide certain services to customers. If that happens, our business could be materially adversely affected.

         AT&T and Verizon may not provide us local access services at prices which allow us to effectively compete.

        We acquire a significant portion of our local access services, the connection between our owned network and the customer premises, from incumbent local exchange carriers or ILECs. With the recent acquisitions by AT&T and Verizon, the ILECs now compete directly with our business and may have a tendency to favor themselves and their affiliates to our detriment. Network access represents a very large portion of our total costs and if we face less favorable pricing and provisioning, we may be at a competitive disadvantage to the ILECs.

         The success of our subscriber based VoIP services is dependent on the growth and public acceptance of VoIP telephony in general.

        The success of our subscriber based VoIP services is dependent upon future demand for VoIP telephony services in general in the marketplace. In order for the IP telephony market to continue to grow, several things may need to occur, including the following:

  •
  Telephone and cable service providers must continue to invest in the deployment of high speed broadband networks to residential and commercial customers.

  •
  VoIP networks must continue to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss and unreliable bandwidth, so that toll-quality service can be provided.

  •
  VoIP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities.

  •
  VoIP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers.

        If any or all of these factors fail to occur, our VoIP services business may not continue or grow as expected.

         We are subject to significant regulation that could change in an adverse manner.

        Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with incumbent local exchange carriers, or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

        Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important issues. These actions could have a material adverse effect on our business.

         The law in certain countries currently does not permit us to offer services directly in those countries.

        Ownership of telecommunications facilities that originate or terminate traffic in certain countries, such as Canada and China, is currently limited to nationals of those countries. This restriction hinders our entry into those markets.

         Potential regulation of Internet service providers in the United States could adversely affect our operations.

        The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has, to date, not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on our business and the profitability of our services.

         The communications industry is highly competitive with participants that have greater resources and a greater number of existing customers.

        The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

  •
  the consolidation in the industry, led by AT&T and Verizon;

  •
  allowing foreign carriers to more extensively compete in the U.S. market;

  •
  further technological advances; and

  •
  further deregulation and other regulatory initiatives.

        If we are unable to compete successfully, our business could be significantly affected.

         We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

        We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to our network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

  •
  the difficulty of identifying appropriate investments, strategic allies or opportunities on terms acceptable to us;

  •
  the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

  •
  potential regulatory issues applicable to the telecommunications business;

  •
  the loss or reduction in value of the capital investment;

  •
  our inability to capitalize on the opportunities presented by these arrangements; and

  •
  the possibility of insolvency of a strategic ally.

        There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

Other Operations

         Environmental liabilities from our historical operations could be material.

        There could be environmental liabilities arising from historical operations of our predecessors, for which we may be liable. Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to make significant expenditures relating to our environmental compliance obligations. Despite our best efforts, we may not at all times be in compliance with all of these requirements.

        In connection with certain historical operations, we have responded to or been notified of potential environmental liability at approximately 148 properties as of February 15, 2008. We are engaged in addressing or have liquidated environmental liabilities at 70 of those properties. Of these: (a) we have formal commitments or other potential future costs at 14 sites; (b) there are 10 sites with minimal future costs; (c) there are 11 sites with unknown future costs and (d) there are 35 sites with no likely future costs. The remaining 78 properties have been dormant for several years. We could be held liable, jointly or severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on our business.

         Potential liabilities and claims arising from coal operations could be significant.

        Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. Despite our best efforts, we may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require us to incur material costs.

General

         If we are unable to comply with the restrictions and covenants in our debt agreements, there would be a default under the terms of these agreements, and this could result in an acceleration of payment of funds that have been borrowed.

        If we were unable to comply with the restrictions and covenants in any of our debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that we would be able to make necessary payments to the lenders or that we would be able to find alternative financing. Even if we were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

         We have substantial debt, which may hinder our growth and put us at a competitive disadvantage.

        Our substantial debt may have important consequences, including the following:

  •
  the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditures could be impaired or financing may not be available on acceptable terms;

  •
  a substantial portion of our cash flows will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

  •
  we have more debt than certain of our competitors, which may place us at a competitive disadvantage; and

  •
  substantial debt may make us more vulnerable to a downturn in business or the economy generally.

        We had substantial deficiencies of earnings to cover fixed charges of approximately $292 million for the nine months ended September 30, 2008. We had deficiencies of earnings to cover fixed charges of $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

         We may not be able to repay our existing debt; failure to do so or refinance the debt could prevent us from implementing our strategy and realizing anticipated profits.

        If we were unable to refinance our debt or to raise additional capital on acceptable terms, our ability to operate our business would be impaired. As of September 30, 2008, after giving pro forma effect to (i) the offerings of an aggregate of $400 million 2013 Senior Notes that we consummated on December 24, 2008 and December 31, 2008, (ii) the exchange of $108,201,000 aggregate principal amount of Level 3 Communications, Inc.'s indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the consummation of the Tender Offers, we had an aggregate of approximately $6.595 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, capital leases and our commercial mortgage, and approximately $1.028 billion of stockholders' equity.

        Our ability to make interest and principal payments on our debt and borrow additional funds on favorable terms depends on the future performance of the business. If we do not have enough cash flow in the future to make interest or principal payments on our debt, we may be required to refinance all or a part of our debt or to raise additional capital. We cannot be sure that we will be able to refinance our debt or raise additional capital on acceptable terms.

         Restrictions and covenants in our debt agreements limit our ability to conduct our business and could prevent us from obtaining needed funds in the future.

        Our debt and financing arrangements contain a number of significant limitations that restrict our ability to, among other things:

  •
  borrow additional money or issue guarantees;

  •
  pay dividends or other distributions to stockholders;

  •
  make investments;

  •
  create liens on assets;

  •
  sell assets;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with affiliates; and

  •
  engage in mergers or consolidations.

         If certain transactions occur with respect to our capital stock, we may be unable to fully utilize our net operating loss carryforwards to reduce our income taxes.

        As of December 31, 2007, we had net operating loss carry forwards of approximately $9.5 billion for federal income tax purposes, including $953 million of net operating loss carry forwards from acquired companies after limitations that existed at the date of acquisition or that resulted from the acquisitions or both. If certain transactions occur with respect to our capital stock that result in a cumulative ownership change of more than 50 percentage points by 5-percent stockholders over a three-year period as determined under rules prescribed by the U.S. Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations, annual limitations would be imposed with respect to our ability to utilize our net operating loss carry forwards and certain current deductions against any taxable income we achieve in future periods.

        We have entered into transactions over the last three years resulting in significant cumulative changes in the ownership of our capital stock. Additional transactions that we enter into, as well as transactions by existing 5% stockholders and transactions by holders that become new 5% stockholders that we do not participate in, could cause us to incur a 50 percentage point ownership change by 5% stockholders and, if we trigger the above-noted Code imposed limitations, such transactions would prevent us from fully utilizing net operating loss carry forwards and certain current deductions to reduce income taxes.

         The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

        Our revenue and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause the price of our common stock to fluctuate. The primary factors, among other things, that may affect our quarterly results include the following:

  •
  The timing of costs associated with our integration activities with respect to our recently completed acquisitions;

  •
  demand for communications services;

  •
  loss of customers or the ability to attract new customers;

  •
  changes in pricing policies or the pricing policies of our competitors;

  •
  costs related to acquisitions of technology or businesses;

  •
  changes in regulatory rulings; and

  •
  general economic conditions as well as those specific to the communications and related industries.

        A delay in generating revenue or the timing of recognizing revenue and expenses could cause significant variations in our operating results from quarter to quarter. It is possible that in some future quarters our results may be below analysts and investors expectations. In these circumstances, the price of our common stock will likely decrease.

         Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

        Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how the U.S. financial disclosure regime may be affected by this process, particular attention has been focused recently on the telecommunications industry and companies' interpretations of generally accepted accounting principles.

        If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

         Terrorist attacks and other acts of violence or war may adversely affect the financial markets and our business.

        Since the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is not yet known. They could, however, adversely affect our ability to obtain financing on terms acceptable to us, or at all.

        There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect our business.

         Our international operations and investments expose us to risks that could materially adversely affect the business.

        We have operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose us to risks inherent in international operations. These include:

  •
  general economic, social and political conditions;

  •
  the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  •
  tax rates in some foreign countries may exceed those in the U.S.;

  •
  foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

  •
  foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

  •
  difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

  •
  changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to an Investment in the Notes and our Common Stock

         Our subsidiaries must make payments to us in order for us to make payments on the notes.

        We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, we depend upon dividends, loans or other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including our obligations to pay you as a holder of notes. Our subsidiaries may not generate earnings sufficient to enable them to meet their payment obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on their debt or to make funds available to us for such payment. Future debt of certain of our subsidiaries, including any debt outstanding under the credit facility, may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities.

         The 2010 Subordinated Notes rank below our existing and future senior debt, and we may be unable to repay our obligations under the 2010 Subordinated Notes.

        The 2010 Subordinated Notes are unsecured and subordinated in right of payment to all of our existing and future senior debt and our guaranty of borrowings by our subsidiaries under our senior secured credit facility. Because the 2010 Subordinated Notes are subordinated to our senior debt, in the event of (i) our bankruptcy, liquidation or reorganization, (ii) the acceleration of the 2010 Subordinated Notes due to an event of default under the 2010 Subordinated Notes indenture, and (iii) certain other events, we will make payments on the 2010 Subordinated Notes only after we have satisfied all of our senior debt obligations. Therefore, we may not have sufficient assets remaining to pay amounts on any or all of the 2010 Subordinated Notes.

        As of September 30, 2008, after giving pro forma effect to (i) the offerings of an aggregate of $400 million of 2013 Senior Notes that we consummated on December 24, 2008 and December 31, 2008, (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the purchase of approximately $460.1 million aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," Level 3 would have had an aggregate of approximately $5.993 billion of senior indebtedness, of which approximately $1.4 billion constituted secured indebtedness consisting of its guarantee of its wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt; and Level 3's subsidiaries would have had an aggregate of approximately $5.509 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

        In addition, all payments on the 2010 Subordinated Notes will be prohibited in the event of a payment default on senior debt obligations and may be prohibited in the event of some non-payment defaults according to the terms of the 2010 Subordinated Notes and our existing senior debt obligations.

         Because the notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

        Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the notes. That is, the notes are structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries. As of the date of this prospectus, holders of the notes will have no claims to the assets of any of our subsidiaries. As of September 30, 2008, our subsidiaries had approximately $5.509 billion in aggregate indebtedness and other balance sheet liabilities excluding deferred revenue and intercompany liabilities, all of which is structurally senior to the notes.

        In addition, our 2010 Subordinated Notes are subordinated to our existing and future senior debt, as described above in "Risk Factors—The 2010 Subordinated Notes rank below our existing and future senior debt, and we may be unable to repay our obligations under the 2010 Subordinated Notes."

         We may be unable to generate cash flow from which to make payments on the notes.

        We have, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges. We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         Our credit agreement may prohibit us from making payment on the notes.

        Our credit agreement effectively limits our ability to make payments on any outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our credit agreement could prohibit us from making any payment on the notes in the event that the notes are accelerated or the holders thereof require us to repurchase the notes upon the occurrence of a designated event, upon a change of control or termination of trading, if applicable. Any such failure to make payments on the notes would cause us to default under our indentures, which in turn is likely to be a default under the credit agreement and other outstanding and future indebtedness.

         Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

        The notes are not secured by any of our assets. The notes are effectively junior to secured obligations incurred under future credit facilities, including the guarantee of our obligations under the credit facility, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. The indentures under which the notes were issued contain no restrictions on the amount of additional indebtedness we may incur, and the indentures restrict but do not prohibit the amount of our future indebtedness (excluding our subsidiaries) that may be secured. If we become insolvent, the holders of any secured debt would receive payments from the assets used as security before you receive payments.

         We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes.

        As of September 30, 2008 on a pro forma basis after giving effect to (i) the offerings of an aggregate of $400 million of 2013 Senior Notes that we consummated on December 24, 2008 and December 31, 2008 (ii) the exchange of $108,201,000 aggregate principal amount of Level 3 Communications, Inc.'s indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the consummation of the Tender Offers, we had approximately $6.595 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, capital leases and our commercial mortgage, and approximately $1.028 billion of stockholders' equity. The indentures relating to the notes and each issue of our outstanding notes permit us to incur substantial additional debt. A substantial level of debt makes it more difficult for us to repay you. Substantial amounts of our existing debt will, and our future debt may, mature prior to the notes.

         If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indentures relating to the notes.

        Upon the occurrence of certain designated events, we must make an offer to purchase all outstanding notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any). We may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indentures relating to the notes and our other debt agreements may require us to repurchase the other debt upon a change of control or termination of trading or may prohibit us from purchasing any notes before their stated maturity, including upon a change in control or termination of trading.

         The make whole premium that may be payable upon conversion of the 2013 Senior Notes in connection with a change in control may not adequately compensate you for the lost option time value of your 2013 Senior Notes as a result of such change in control.

        If you convert 2013 Senior Notes in connection with certain changes in control, we may be required to pay a make whole premium by increasing the conversion rate applicable to your 2013 Senior Notes, as described under "Description of the Notes—Description of 2013 Senior Notes—Make Whole Premium upon Change of Control." While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your 2013 Senior Notes as a result of such a change in control, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if such a change in control occurs, in some cases described below under "Description of the Notes—Description of 2013 Senior Notes—Make Whole Premium upon Change of Control" there will be no such make whole premium.

         The public trading market for the notes is limited, which could affect their market price and your ability to sell them.

        The notes are not listed or quoted on any securities exchange or automated quotation system and we do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. The current public trading market for the notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interests rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for convertible debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

         The price of the notes may fluctuate significantly as a result of the volatility of the price of our common stock.

        Because the notes are convertible into shares of our common stock, price volatility, depressed stock prices and other factors affecting our common stock could have a similar effect on the trading price of the notes. The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock and the notes may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industry;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, if you convert any notes, the value of the common stock you receive may fluctuate significantly. The terms of our debt agreements restrict us from making payments with respect to our common stock.

        Our ability to pay cash dividends on, or repurchase shares of, our common stock is limited under the terms of our indentures. We do not currently intend to pay any cash dividends in the foreseeable future.

         Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

        We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. To the extent we issue additional equity securities, the percentage ownership of our existing stockholders would be reduced.

         We may be unable to generate cash flow from which to make payments on the notes.

        We have, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges of approximately $292 million for the nine months ended September 30, 2008, $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004, and $681 million for the fiscal year ended December 31, 2003. See "Ratio of Earnings to Fixed Charges." We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         You will experience immediate dilution if you convert your notes into common stock because the per share conversion price of your notes is higher than the net tangible book value per share of our common stock as of the date of this prospectus.

        If you convert your notes into shares of common stock, you will experience immediate dilution because the per share conversion price of your notes is higher than the net tangible book value per share of the outstanding common stock as of the date of this prospectus. In addition, you will also experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensations plans.

         Anti-takeover provisions in our charter and by-laws could limit the share price and delay a change of management.

        Our restated certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring us without the approval of our incumbent board of directors. These provisions, among other things:

  •
  prohibit stockholder action by written consent in place of a meeting;

  •
  limit the right of stockholders to call special meetings of stockholders;

  •
  limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  •
  authorize our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        In addition, the terms of most of our long term debt require that upon a "change of control," as defined in the agreements that contain the terms and conditions of the long term debt, we make an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

        These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

         If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

        We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could drop significantly if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability in the future to raise capital through the sale of additional common stock in the capital markets.

         The market price of our common stock has been volatile and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors.

        The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industries;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of our common stock.

         If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

         The 2013 Senior Discount Notes were issued with original issue discount.

        The 2013 Senior Discount Notes were issued with original issue discount for U.S. federal income tax purposes. As a result, a U.S. Holder may be required to include the income attributable to the original issue discount in advance of the receipt of cash attributable to such income regardless of such holder's method of accounting. See "Material U.S. Federal Income Tax Considerations—U.S. Holders."

         Certain Foreign Holders may be subject to adverse U.S. federal income tax considerations.

        Generally, if a Foreign Holder, who owns (i) more than 5% of the total value of our outstanding common stock, (ii) notes (or common stock received upon conversion of those notes) with a value exceeding 5% of the total value of all of our outstanding common stock, or (iii) if the notes were considered to be "regularly traded" on an "established securities market" within the meaning of the Treasury Regulations, notes with a value exceeding 5% of the total value of all outstanding notes, disposes of a note (or common stock received upon conversion of a note), such holder may be subject to U.S. federal income or withholding tax on any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a "U.S. real property holding corporation" at any time during the shorter of the five years before the disposition or the holding period of the holder. In addition, if our common stock is not considered to be regularly traded on an established securities market at such time, a Foreign Holder may be subject to such tax on any gain recognized on the disposition of a note (or common stock received upon conversion of a note) without regard to the value of the common stock owned by such holder. We may be, or may become, a U.S. real property holding corporation. See "Material U.S. Federal Tax Considerations."

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the notes or shares of the common stock by the selling securityholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated are as follows:

(unaudited) Nine Months Ended September 30,		Fiscal Year Ended December 31,
2008	2007	2007	2006	2005	2004	2003
—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of approximately $292 million for the nine months ended September 30, 2008, $974 million for the nine months ended September 30, 2007, $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

 DESCRIPTION OF THE NOTES

        For purposes of this "Description of the Notes," the words "Company," "Level 3," "we," "us," and "our" refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

        This section is only a summary; it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") and to all the provisions of the applicable indentures and related supplement indentures governing the notes, including definitions of some terms used in the indentures and related supplemental indentures. Each of the applicable indentures and related supplement indentures governing the notes is governed by the Trust Indenture Act. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the indentures and the related supplement indentures. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of the applicable indentures and the related supplement indentures in this prospectus, these defined terms are incorporated by reference in this prospectus. We urge you to read the applicable indentures and the related supplement indentures governing the notes because they, not this description, define your rights as a holder of the notes. The various indentures and related supplement indentures are filed as exhibits to the registration statement of which this prospectus is a part.

DESCRIPTION OF THE 2013 SENIOR NOTES

        The 2013 Senior Notes were issued under an indenture, dated as of December 24, 2008, between us and The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture, dated as of December 24, 2008. The term "notes" in this section refers to the 2013 Senior Notes as issued under the indenture relating to such notes and the term "indenture" in this section refers to the indenture, together with the supplemental indenture, under which the 2013 Senior Notes were issued.

        As of the date of this prospectus, $400 million aggregate principal amount of the notes was outstanding. The selling securityholders are offering $200,124,000 aggregate principal amount of notes pursuant to this prospectus.

General

        The notes will mature on January 15, 2013, unless earlier purchased by us or automatically converted. The notes will only be issued in denominations of $1,000 and multiples of $1,000. The notes are convertible by holders into shares of our common stock as described under "—Conversion Rights" below. In addition, if at any time following the date of original issuance of the notes and prior to the close of business on January 15, 2013 the closing per share sale price of our common stock exceeds 222.2% of the conversion price then in effect for at least 20 trading days within any 30 consecutive trading day period, the notes will automatically convert into shares of our common stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by us following such automatic conversion event.

        The notes bear interest at the rate of 15% per year from the date of issuance. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2009 to holders of record at the close of business on the preceding January 1 and July 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder upon a designated event, interest will cease to accrue on the applicable notes under the terms of and subject to the conditions of the indenture.

        Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York, New York.

        The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of our securities or the incurrence of indebtedness other than as described under "—Limitation on Liens" below. The indenture also does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of us, except to the extent described under "—Purchase at Option of Holders upon a Designated Event" below.

        If any interest payment date or maturity date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        We will not pay any additional amounts on the notes to compensate any beneficial owner for any U.S. tax withheld from payments of principal, interest, or premium, if any, on the notes.

        Unless specifically provided otherwise, when we use the term "holder" in this prospectus, we mean the person in whose name such note is registered in the security register.

Ranking

        The notes are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsubordinated indebtedness. The indenture under which the notes were issued contains no restrictions on the amount of additional indebtedness we may incur, other than as described below under "—Limitation on Liens." The notes will be effectively junior to our secured obligations incurred under future credit facilities, receivables facilities and purchase money indebtedness and certain other arrangements that are secured. In addition, the notes are structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the notes. As of September 30, 2008, our subsidiaries had approximately $5.509 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), but excluding intercompany liabilities, all of which liabilities are structurally senior to the notes. We have guaranteed $4.209 billion of the indebtedness of our subsidiaries and, in the case of our guarantee of the $1.4 billion term loan outstanding under the credit facility of Level 3 Financing, Inc., have pledged substantially all of our assets to secure such guarantee. See "Risk Factors—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent," "Risk Factors—Because the notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent," and "Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes."

Conversion Rights

        A holder may convert a note, in integral multiples of $1,000 principal amount, into shares of our common stock at a conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of common stock per $1,000 principal amount of notes) at any time before the close of business on January 15, 2013, unless such note is earlier purchased by us or automatically converted. The conversion rate is subject to adjustment as described below. Except as described below with respect to an automatic conversion of the notes, no cash payment or other adjustment will be made on conversion of any notes for interest accrued thereon or for dividends on any common stock, and our delivery to the holder of the full number of shares of our common stock into which a note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the note and any accrued and unpaid interest. Any accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

        As a condition to conversion of the notes at the option of a holder, such holder must deliver to us a certificate representing that either such holder has obtained clearance from the applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or the HSR Act), or that such holder qualifies for an exemption under the HSR Act.

        If notes are converted after a record date for an interest payment but prior to the next interest payment date, those notes must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted; provided, however, that no such payment need be made if we have specified a designated event purchase date or an automatic conversion date that is during such period. Accordingly, under those circumstances, the holder of the converted notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion. We are not required to issue fractional shares of common stock upon conversion of the notes and instead will either, at our option (i) round such fraction up to the nearest whole number of shares or (ii) pay a cash adjustment based upon the closing per share sale price of our common stock on the last trading day before the date of conversion.

        The "closing sale price" of our common stock on any date means the per share closing sale price (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq Global Select Market or the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on the Nasdaq Global Select Market or listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of a quotation, we will determine the closing per share sale price on such basis as we consider appropriate.

        A "trading day" means a day during which trading in the applicable securities generally occurs on the Nasdaq Global Select Market or, if our common stock is not listed on the Nasdaq Global Select Market, on the New York Stock Exchange or another national or regional securities exchange, or if our common stock is not listed on the New York Stock Exchange or another national or regional securities exchange, "trading day" means any business day.

        A holder may exercise the right of conversion by delivering the note to be converted to the specified office of the conversion agent, with a completed notice of conversion, together with any funds that may be required as described in the third preceding paragraph. Beneficial owners of interests in a global note may exercise their right of conversion by delivering to The Depository Trust Company (which we refer to as "DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program. A notice of conversion can be obtained from the trustee. The conversion date will be the date on which the notes, the notice of conversion and any required funds have been so delivered. A holder delivering a note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the holder of the note. Shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. If a note is to be converted in part only, a new note or notes equal in principal amount to the unconverted portion of the note surrendered for conversion will be issued.

        The notes will automatically convert on the automatic conversion date into shares of our common stock at the then applicable conversion rate (plus accrued and unpaid interest on the notes to, but excluding, the automatic conversion date), if, at any time following the date of original issuance of the notes and on or prior to the close of business on January 15, 2013, the sale price per share of our common stock exceeds 222.2% of the conversion price then in effect for at least twenty (20) trading days within a period of thirty (30) consecutive trading days (an "automatic conversion event"). Following the occurrence of an automatic conversion event, at our request and expense, the trustee will mail or cause to be mailed to each holder notice (the "automatic conversion notice") of the automatic conversion event, which notice will specify the date designated by us for the automatic conversion to become effective (such effective date, the "automatic conversion date"). The automatic conversion date will be no less than three (3) business days after the date of the automatic conversion notice. If such automatic conversion date is after a record date but on or prior to the corresponding interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        We will adjust the conversion rate if any of the following events occurs:

  •
  we issue common stock as a dividend or distribution on our common stock;

  •
  we issue to all holders of common stock certain rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock, as defined in the indenture;

  •
  we subdivide or combine our common stock;

  •
  we pay a cash dividend to all holders of our common stock, or distribute shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted; or

  •
  we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any another consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        If we distribute cash to holders of our common stock, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date, and (2) the denominator of which will be the same price of a share on the record date less the per share amount of the distribution. "Current market price" means the average of the daily sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purpose of this paragraph, the term "ex date," when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

        If we have a rights plan in effect upon conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the case of the following events (each, a "business combination"):

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder's notes such holder will be entitled to receive the same type of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to such business combination (without giving effect to any adjustment to the conversion rate with respect to a business combination constituting a change in control as described in "—Make Whole Premium upon Change of Control"), except that such holders will not receive a make whole premium if such holder does not convert its notes "in connection with" the relevant change in control. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the notes shall be convertible from and after the effective date of such business combination into the form of consideration received in such business combination by holders of the greatest number of shares of common stock who made a given election with respect to the form of consideration. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of the business combination.

        A holder may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material U.S. Federal Tax Considerations."

        We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Material U.S. Federal Tax Considerations."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate; provided that, all such carried forward adjustments shall be made at the time we notify holders of notes of a designated event or an automatic conversion event. Except as described above and under "—Make Whole Premium upon Change of Control", we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Sinking Fund

        There is no sinking fund for the notes.

Purchase at Option of Holders upon a Designated Event

        If a designated event occurs as set forth below, each holder of notes will have the right to require us to purchase for cash all of such holder's notes, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, on the date specified by us that is not later than 30 business days after the date we give notice of the designated event, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the designated event purchase date. If such designated event purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        Within 30 days after the occurrence of a designated event, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a designated event and of their resulting purchase right. We must also deliver a copy of our notice to the trustee.

        In order to exercise the purchase right upon a designated event, a holder must deliver prior to the designated event purchase date a designated event purchase notice stating among other things:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, a holder's designated event purchase notice must comply with appropriate DTC procedures.

        A holder may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, of the notes which remains subject to the designated event purchase notice.

        In connection with any purchase offer in the event of a designated event, we will, if required under applicable law:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        Payment of the designated event purchase price for a note for which a designated event purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent prior to the designated event purchase date. Payment of the designated event purchase price for the note will be made promptly following the later of the designated event purchase date or the time of delivery of the note.

        If the trustee or other paying agent appointed by us holds money sufficient to pay the aggregate designated event purchase price of the note, then, immediately after the designated event purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not book-entry transfer of the note has been made or the note has been delivered to the trustee or paying agent, and all other rights of the holder will terminate, other than the right to receive the designated event purchase price upon delivery of the note. A "designated event" will be deemed to occur upon a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred when:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of our Voting Stock than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  •
  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a termination of trading shall have occurred; or

  •
  our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary or one or more Permitted Holders) shall have occurred, other than

  1.
  any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

    2.
    any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

  •
  our shareholders shall have approved any plan of liquidation or dissolution.

        "Permitted Holders" means the members of our Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

        "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        The definition of change in control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

        Rule 13e-4 under the Exchange Act requires the dissemination of information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

        We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

        No notes may be purchased by us at the option of holders upon the occurrence of a designated event if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the designated event purchase price with respect to the notes.

Make Whole Premium upon Change of Control

        If a change in control described in the second or third bullet point of the definition of change in control set forth above under "—Purchase at Option of Holders upon a Designated Event" occurs, we will pay, to the extent described below, a make-whole premium if a holder converts such holder's notes in connection with any such transaction by increasing the conversion rate applicable to such notes if and as required below; provided, however, that we will not pay a make-whole premium if a change in control described in the third bullet point of the definition of change in control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the notes become convertible solely into such common stock and other consideration payable in such transaction or transactions.

        A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a change in control if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the change in control but before the close of business on the business day immediately preceding the related designated event purchase date. Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of notes upon conversion.

        Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the transaction constituting the change in control. If holders of our common stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date.

        The following table sets forth the additional number of shares, if any, of our common stock issuable upon conversion of each $1,000 principal amount of notes in connection with such a change in control, as specified above.

Make-Whole Premium Upon a Change in Control

	Effective Date
Stock Price on Effective Date	On or before January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012	January 15, 2013
$0.87	593.8697	593.8697	593.8697	593.8697	593.8697
1.00	484.0124	452.7214	444.4444	444.4444	444.4444
1.25	347.2444	313.6596	274.2036	244.4444	244.4444
1.50	261.6078	231.3678	189.6671	139.2131	111.1111
1.75	202.2347	177.3582	139.2799	84.3673	15.8730
2.00	157.8529	138.5164	106.5924	55.2309	0.0000
2.25	122.8267	108.4227	83.1916	39.5227	0.0000
2.50	94.0600	83.7336	64.7528	30.2024	0.0000
2.75	69.7750	62.6677	49.1055	23.4888	0.0000
3.00	49.0634	44.4091	35.3288	17.6264	0.0000
3.50	17.4062	15.8687	13.0099	7.0350	0.0000
4.00	0.0000	0.0000	0.0000	0.0000	0.0000

        The actual stock price and effective date may not be set forth on the table, in which case:

  •
  if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

  •
  if the stock price on the effective date equals or exceeds $4.00 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

  •
  if the stock price on the effective date is less than $0.87 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

        The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

        The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their notes in connection with a change in control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the change in control transaction.

        Our obligation to deliver the additional shares, or cash to satisfy our obligations, to holders that convert their notes in connection with a change in control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 1,149.4252 per $1,000 principal amount of notes, which maximum amount is subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rights".

Limitation on Liens

        We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the notes or thereafter acquired, without making effective provision for securing the notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by us of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

        "Specified Indebtedness" means (A) our 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013 and (B) any of our indebtedness for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among us or our subsidiaries or among our subsidiaries.

        The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

        "Acquired Debt" means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

        The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

  •
  either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, premium, if any, and interest on all the notes and the performance of each of our covenants under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

  •
  immediately after such transaction no default or event of default exists; and

  •
  we or such successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

        Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the indenture with the same effect as if the successor had been named as us in the indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

Events of Default and Remedies

        An event of default is defined in the indenture as being:

          (1)   default in payment of the principal of, or premium, if any, on the notes;

          (2)   default for 30 days in payment of any installment of interest on the notes;

          (3)   default in the payment of the designated event payment in respect of the notes on the date for such payment or failure to provide timely notice of a designated event;

          (4)   default by us for 60 days after notice in the observance or performance of any other covenants in the indenture;

          (5)   default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our material subsidiaries), which default

      •
      is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

      •
      results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

  and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

          (6)   failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25.0 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry;

          (7)   certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries; or

          (8)   default by us with respect to our obligation to deliver when due all shares of common stock deliverable upon conversion of the notes, which default continues for 5 business days.

        If an event of default (other than an event of default specified in clause (7) with respect to us) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding notes, by written notice to us and the trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the notes to the contrary. If any event of default specified in clause (7) occurs with respect to us, all unpaid principal of, premium, if any, and accrued and unpaid interest on the notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. A holder of a note will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 30 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the notes during those 30 days.

        Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity reasonably satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except—a default or event of default in the payment of principal of, premium, if any, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may rescind any acceleration of the notes and its consequences if all existing events of default (other than the nonpayment of principal of, premium, if any, and interest on the notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

        Except as provided in the next sentence, the holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on the notes (other than the nonpayment of principal of, premium, if any, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Global Notes; Book-Entry; Form

        We issued the notes in the form of one or more global securities. The global security has been deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder will hold such holder's beneficial interests in the global security directly through DTC if such holder has an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by us, based upon information supplied by the initial purchasers of the notes. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, a holder will not be entitled to have the notes represented by the global security registered in such holder's name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Modifications and Waiver

        Modifications and amendments to the indenture or to the terms and conditions of the notes may be made, and noncompliance by us may be waived, with the written consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for notes). However, the indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purpose of, among other things:

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  adding to our covenants for the benefit of the holders of notes;

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  surrendering any right or power conferred upon us;

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  providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

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  reducing the conversion price;

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  curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in the indenture, or making any other changes in the provisions of the indenture which we and the trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the indenture of the holders of notes;

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  complying with the requirements regarding merger or transfer of assets;

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  evidencing and providing for the acceptance of the appointment under the indenture of a successor trustee;

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  adding guarantees with respect to the notes;

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  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

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  securing the notes; or

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  providing for uncertificated notes in addition to the certificated notes.

        Notwithstanding the foregoing, no modification or amendment to, or any waiver of, any provisions of the indenture may, without the written consent of the holder of each note affected:

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  change the stated maturity of the principal of (or premium, if any, on) or any installment of interest on, any note;

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  reduce the principal amount of, or interest on, any note or alter the provisions of the indenture or notes with respect to the purchase of notes at the option of the holders upon a designated event in a manner adverse to the holders;

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  change the currency or currencies, currency unit or units or composite currency or currencies in which any note or any premium or the interest thereon is payable;

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  waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a designated event payment;

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  make any change in the provisions of the indenture relating to waivers of past defaults or events of default or the rights of holders of notes to receive payments of principal of, premium, if any, or interest on the notes;

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  make any adverse change to the abilities of holders of notes to enforce their rights under the indenture;

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  impair the right to institute suit for the enforcement of any payment on or with respect to, any note;

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  except as permitted by the indenture governing the notes, increase the conversion price or modify the provisions of the indenture relating to conversion of the notes in a manner adverse to the holders, or otherwise impair the right of holders to convert their notes, upon the terms established pursuant to or in accordance with the provisions of the indenture; or

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  reduce the percentage in aggregate principal amount of the outstanding notes necessary to modify or amend the indenture or to waive any past default.

Satisfaction and Discharge

        We may discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if all outstanding notes become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity. We will remain obligated to issue shares of our common stock upon conversion of the notes until such maturity date as described under "—Conversion Rights," but we will not be obligated to give any notice of, or otherwise make any payment or delivery in connection with any designated event.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Reports

        For so long as the indentures governing any of our outstanding 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012 or 9% Convertible Senior Discount Notes due 2013 (collectively, the "Reporting Indentures") contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly below, we will:

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  file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the "SEC") may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such sections of the Exchange Act, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

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  file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture governing the notes as may be required from time to time by such rules and regulations; and

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  transmit by mail to the holders of notes, within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, such summaries of any information, documents and reports required to be filed by us pursuant to the immediately preceding two bullet points as may be required by rules and regulations prescribed from time to time by the SEC.

        From and after the date on which none of the Reporting Indentures contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly above, we will file with the trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to the Trust Indenture Act of 1939; provided that any such information, documents or reports required to be filed with the SEC will be filed with the trustee within 15 days after the same is actually filed with the SEC.

Information Concerning the Trustee and Transfer Agent

        The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The trustee is the trustee under the indentures relating to our other debt securities. The trustee, the transfer agent or their affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

No Recourse Against Others

        None of our directors, officers, employees, shareholders or affiliates, as such, shall have any liability or any obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the notes.

DESCRIPTION OF THE 2010 SUBORDINATED NOTES

        The 2010 Subordinated Notes were issued under an indenture dated as of September 20, 1999, between Level 3 and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee, and a second supplemental indenture dated as of February 29, 2000 between Level 3 and the trustee. The term "Notes" in this section refers to the 2010 Subordinated Notes and the term "Indenture" in this section refers to the indenture and the second supplemental indenture under which 2010 Subordinated Notes were issued.

        As of the date of this prospectus, approximately $308.1 million aggregate principal amount of the 2010 Subordinated Notes was outstanding. The selling securityholders are offering $40 million aggregate principal amount of 2010 Subordinated Notes pursuant to this prospectus.

General

        The Notes are unsecured, direct, general, subordinated obligations of Level 3. The Notes will mature on March 15, 2010.

        The Notes bear interest at the rate of 6% per annum payable on March 15 and September 15 of each year, to the person in whose name the note is registered at the close of business on the preceding March 1 or September 1, as the case may be.

        The Notes are convertible into shares of common stock initially at the initial rate of 7.416 shares of common stock per each $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain events described below under "—Conversion Rights," at any time before the close of business on the Business Day immediately preceding the maturity dates of the Notes, unless previously repurchased by Level 3, or unless Level 3 has caused the conversion rights of holders of notes to expire, as specified below under "—Repurchase at Option of Holders Upon a Change of Control" and "—Expiration of Conversion Rights."

        The Notes are subject to repurchase by Level 3 at the option of the holders, as described below under "—Repurchase at Option of Holders Upon a Change of Control."

        The principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be surrendered for registration of transfer, exchange and conversion, at the office or agency of the trustee in the Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of Level 3, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. See "—Payment and Conversion." Payments, transfers, exchanges and conversions relating to beneficial interests in the Notes issued in book-entry form will be subject to the procedures applicable to global notes described below.

        Level 3 has appointed the trustee at its Corporate Trust Office as paying agent, transfer agent, registrar and conversion agent for the Notes. In such capacities, the trustee will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of Notes represented by the global note, as defined below, and accepting Notes for exchange and registration of transfer, (2) ensuring that payments of principal, premium, if any, and interest received by the trustee from Level 3 in respect of the Notes are duly paid to DTC or its nominees, (3) transmitting to Level 3 any notices from holders of the Notes, (4) accepting conversion notices and related documents and transmitting the relevant items to Level 3 and (5) delivering certificates for common stock issued upon conversion of the Notes.

        Level 3 will cause each transfer agent to act as a registrar and will cause to be kept at the office of such transfer agent a register in which, subject to such reasonable regulations as it may prescribe, Level 3 will provide for registration of transfers of the Notes. Level 3 may vary or terminate the appointment of any paying agent, transfer agent or conversion agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts, provided that there shall at all times be maintained by Level 3, a paying agent, a transfer agent and a conversion agent in the Borough of Manhattan, The City of New York. Level 3 will cause notice of any resignation, termination or appointment of the trustee or any paying agent, transfer agent or conversion agent, and of any change in the office through which any such agent will act, to be provided to holders of the Notes.

        No service charge will be made for any registration of transfer or exchange of the Notes, but Level 3 may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        The Notes were issued in fully registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples in excess thereof.

        The Notes are represented by one or more notes in registered, global form, without interest coupons. The global notes were deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under "—Exchanges of Book-Entry Notes for Certificated Notes."

Exchanges of Book-Entry Notes for Certificated Notes

        A beneficial interest in a global note may not be exchanged for Notes in certificated form unless (1) DTC (x) notifies Level 3 that it is unwilling or unable to continue as Depositary for the global note or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case Level 3 thereupon fails to appoint a successor Depositary within 90 days, (2) Level 3, at its option, notifies the trustee in writing that it elects to cause the issuance of the Notes in certificated form or (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures.

Certain Book-Entry Procedures for Global Notes

        The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them from time to time. Level 3 takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised Level 3 as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants, or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        DTC has advised Level 3 that its current practice, upon the issuance of a global note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees, with respect to interests of participants, and the records of participants and indirect participants, with respect to interests of persons other than participants.

        As long as DTC, or its nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such global note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "—Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the global note, or any Notes represented thereby, under the Indenture or the Notes. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a participant, those of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture or such Notes.

        Investors may hold their interests in the global note directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global note will be subject to the procedures and requirements of DTC.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Cash payment of the principal of, interest on or the repurchase of the global note will be made to DTC or its nominee, as the case may be, as the registered owner of the global note by wire transfer of immediately available funds on each relevant payment date. Neither Level 3, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note including any delay by DTC or any participant or indirect participant in identifying the beneficial ownership interests, and Level 3 and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

        Level 3 expects that DTC or its nominee, upon receipt of any cash payment of principal, interest or the repurchase price in respect of a global note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such Notes as shown on the records of DTC or its nominee (adjusted as necessary so that such payments are made with respect of whole notes only), unless DTC has reason to believe that it will not receive payment on such payment date. Level 3 also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Notice of the expiration of conversion rights will be sent to DTC or its nominee.

        Neither DTC nor its nominee will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns DTC's, or its nominee's, consenting or voting rights to those participants to whose accounts the Notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Interests in the global notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised Level 3 that it will take any action permitted to be taken by a holder of the Notes, including the presentation of Notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the

Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, as defined below, under the Notes, DTC reserves the right to exchange the global notes for Notes in certificated form, and to distribute such Notes to its participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global note among participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

        None of Level 3, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Payment and Conversion

        The principal of the Notes will be payable in U.S. dollars, against surrender thereof at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, in U.S. currency by dollar check or by transfer to a dollar account maintained by the holder with a bank in New York City. Payment of interest on Notes may be made by dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or, upon written application by the holder to the Security Registrar setting forth instructions not later than the relevant Record Date, by transfer to a dollar account maintained by the holder with a bank in the United States.

        Payments in respect of the principal of, and premium, if any, and interest on any global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Level 3 and the trustee will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Level 3, the trustee nor any agent of Level 3 or the trustee has or will have any responsibility or liability for:

        (1)   any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes, or

        (2)   any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        Any payment on Notes due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue on such payment for the period from and after such date. "Business Day," when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such place of payment, place of conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

        The Notes may be surrendered for conversion at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York. In the case of global notes, conversion will be effected by DTC upon notice from the holder of a beneficial interest in a global note in accordance with its rules and procedures. Notes surrendered for conversion must be accompanied by a conversion notice and any payments in respect of interest, as applicable, as described below under "—Conversion Rights."

        All moneys (1) deposited with the trustee or any paying agent or (2) then held by Level 3 in trust for the payment of principal, premium, if any, or interest on the Notes which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to Level 3, and the holder of such Notes will thereafter look only to Level 3 for payment thereof.

Conversion Rights

        The holder of the Notes has the right, at the holder's option, to convert any portion of the principal amount of such note that is an integral multiple of $1,000 into shares of common stock at any time prior to the close of business on the Business Day immediately preceding the maturity date, unless previously repurchased by Level 3 or unless Level 3 has caused the conversion rights of holders of Notes to expire. See "—Expiration of Conversion Rights" and "—Repurchase at Option of Holders Upon a Change of Control." The Notes are convertible into shares of common stock initially at the initial rate of 7.416 shares of common stock per each $1,000 principal amount of notes (the "Conversion Rate"), subject to adjustment in certain events as described below. The right to convert Notes delivered for repurchase will terminate (1) at the close of business on the Business Day immediately preceding the Repurchase Date, as defined below, for such note, unless Level 3 defaults in making the payment due upon repurchase and (2) if Level 3 has exercised its right in accordance with the terms of the Indenture to cause the conversion right of holders to expire, on the conversion expiration date.

        The right of conversion attaching to the Notes may be exercised by the holder by delivering the note at the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, accompanied by a duly signed and completed notice of conversion, a copy of which may be obtained from the trustee. The conversion date will be the date on which the Notes and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, Level 3 will issue and deliver to the trustee a certificate or certificates for the number of full shares of common stock issuable upon conversion, together with payment in lieu of any fraction of a share; such certificate will be sent by the trustee to the Conversion Agent for delivery to the holder. Such shares of common stock issuable upon conversion of the Notes, in accordance with the provisions of the Indenture, will be fully paid and nonassessable and will also rank pari passu with the other shares of the common stock outstanding from time to time.

        Holders that surrender the Notes for conversion on a date that is not an Interest Payment Date are not entitled to receive any interest for the period from the next preceding Interest Payment Date to the date of conversion, except as described below. However, holders of Notes on a Regular Record Date, including the Notes surrendered for conversion after the Regular Record Date, will receive the interest payable on such Notes on the next succeeding Interest Payment Date. Accordingly, any such Notes surrendered for conversion during the period from the close of business on a Regular Record Date to the opening of business on the next succeeding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of notes being surrendered for conversion; provided, however, that no such payment will be required upon the conversion of any such Notes, or portion thereof, that is eligible to be delivered for repurchase if, as a result, the right to convert such Notes would terminate during the period between such Regular Record Date and the close of business on the next succeeding Interest Payment Date.

        No other payment or adjustment for interest, or for any dividends in respect of common stock, will be made upon conversion. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record date before the close of business on the conversion date. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by Level 3 based on the market price of the common stock at the close of business on the date of conversion.

        A holder delivering a Note for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of common stock on conversion. However, Level 3 shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than that of the holder of the such notes. Certificates representing shares of common stock will not be issued or delivered unless the person requesting such issue has paid to Level 3 the amount of any such tax or duty or has established to the satisfaction of Level 3 that such tax or duty has been paid.

        The Conversion Rate is subject to adjustment in certain events, including without duplication:

        (a)   dividends, and other distributions, payable in common stock on shares of stock of Level 3,

        (b)   the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock (or securities convertible into common stock) at less than the then Average Current Market Price (determined as provided in the Indenture) of such common stock as of the record date for holders entitled to receive such rights, options or warrants,

        (c)   subdivisions, combinations and reclassifications of common stock,

        (d)   distributions to all holders of common stock of evidences of indebtedness of Level 3, shares of capital stock, cash or assets, including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (a) and (b) above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies,

        (e)   distributions consisting exclusively of cash, excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the next succeeding paragraph applies, to all holders of common stock in an aggregate amount that, combined together with (1) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration payable in respect of any tender offer by Level 3 or any of its subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of Level 3's market capitalization, being the product of the Average Current Market Price of the common stock on the record date for such distribution and the number of shares of common stock then outstanding, and

        (f)    the successful completion of a tender offer made by Level 3 or any of its subsidiaries for common stock which involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender offer by Level 3 or any of its subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of Level 3's market capitalization on the expiration of such tender offer.

        Level 3 reserves the right to make such increases in the Conversion Rate in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the Conversion Rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Rate. Level 3 shall compute any adjustments to the Conversion Rate pursuant to this paragraph and will give notice to the holders of any such adjustments.

        In case of any consolidation or merger of Level 3 with or into another person or any merger of another person into Level 3, other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the common stock, or in the case of any sale or transfer of all or substantially all of the assets of Level 3, Notes then outstanding will, without the consent of the holder of any such Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which such Notes were convertible immediately prior thereto, assuming such holder of common stock failed to exercise any rights of election and that such Notes were then convertible.

        Level 3 from time to time may increase the Conversion Rate by any amount for any period of at least 20 days (which increase is irrevocable during such period), in which case Level 3 shall give at least 15 days' notice of such increase, if the Board of Directors has made a determination that such increase would be in the best interests of Level 3, which determination shall be conclusive. No such increase shall be taken into account for purposes of determining whether the Current Market Price of the common stock exceeds the Conversion Price, as defined below, by 105% in connection with an event which otherwise would be a Change of Control or for purposes of determining whether the Current Market Price exceeds the triggering levels in connection with termination of conversion rights provision. See "—Expiration of Conversion Rights."

        If at any time Level 3 makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for United States federal income tax purposes, e.g., distributions of evidences of indebtedness or assets of Level 3, but generally not stock dividends on common stock or rights to subscribe for common stock, and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Notes are convertible is increased, such increase may be deemed for United States federal income tax purposes to be the payment of a taxable dividend to holders of such notes. See "Material U.S. Federal Income Tax Considerations."

Subordination

        The payment of the principal of, premium, if any, and interest on the Notes, including amounts payable on any repurchase, will be subordinated in right of payment to the extent set forth in the Indenture to the prior full and final payment in cash of all Senior Debt of Level 3. "Senior Debt" means the principal of, and premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed:

        (a)   indebtedness of Level 3 evidenced by a credit or loan agreement, note, bond, debenture or other written obligation,

        (b)   all obligations of Level 3 for money borrowed,

        (c)   all obligations of Level 3 evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

        (d)   obligations of Level 3 (1) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and (2) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes,

        (e)   all obligations of Level 3 under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements,

        (f)    all obligations of Level 3 with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing,

        (g)   all obligations of Level 3 issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business,

        (h)   all obligations of the type referred to in clauses (a) through (g) above of another person and all dividends of another person, the payment of which, in either case, Level 3 has assumed or guaranteed, or for which Level 3 is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on the property of Level 3, and

        (i)    renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) of this paragraph;

provided, however, that Senior Debt shall not include the notes or any such indebtedness or obligation if the terms of such indebtedness or obligation, or the terms of the instrument under which, or pursuant to which it is issued expressly provide that such indebtedness or obligation is not superior in right of payment to the Notes.

        No payment in respect of the Notes, whether on account of principal of or premium, if any, or interest on, or repurchase of, the Notes or otherwise (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture provided that the establishment of such defeasance trust is permitted by the terms of all Senior Debt) may be made by Level 3 if (1) a default in the payment of principal, premium, if any, or interest, including a default under any redemption or repurchase obligation, or other amounts with respect to Senior Debt occurs or (2) any other default occurs and is continuing with respect to Senior Debt that permits the holders thereof to accelerate (with notice, lapse of time or both) the maturity thereof. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in the case of a nonpayment default, the date on which such nonpayment default is cured or waived if the maturity of such Senior Debt has not been accelerated.

        In addition, upon any acceleration of the principal due on the Notes as a result of an Event of Default or payment or distribution of assets of Level 3 to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshaling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, of Level 3, all principal, premium, if any, interest and other amounts payable on all Senior Debt must be paid in full in cash before the holders of the Notes are entitled to receive any payment (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture provided that the establishment of such defeasance trust is permitted by the terms of all Senior Debt). By reason of such subordination, in the event of insolvency, creditors of Level 3 who are holders of Senior Debt may recover more, ratably, than the holders of the Notes, and such subordination may result in a reduction or elimination of payments to the holders of the Notes.

        Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors of any of our subsidiaries, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the Notes. As a result, the Notes will be structurally subordinated to all preferred stock, indebtedness and other liabilities, including trade payables and lease obligations, of Level 3's subsidiaries and any right of Level 3 to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that Level 3 itself is recognized as a creditor of such subsidiary, in which case the claims of Level 3 would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Level 3. Borrowings under our secured credit facility are indebtedness of our subsidiaries, are structurally senior to the Notes, and will be secured by substantially all of the Company's assets and, subject to certain exceptions, the assets of the Company's wholly-owned domestic subsidiaries. In addition, the secured credit facility restricts the ability of Level 3's subsidiaries to pay dividends and make loans and advances to Level 3.

        The Indenture does not limit the ability of Level 3 or any of its subsidiaries to incur indebtedness, including Senior Debt.

Expiration of Conversion Rights

        Level 3 may, at its option, cause the conversion rights of holders of Notes to expire. Level 3 may exercise this option, only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of common stock exceeded 140% of the Conversion Price, subject to adjustment in certain circumstances. In order to exercise its option to cause the conversion rights of holders of the Notes to expire, Level 3 must issue a press release for publication on the Dow Jones News Service (or a comparable news service) announcing the conversion expiration date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met. The press release shall announce the conversion expiration date and provide the current conversion price of the Notes and the Current Market Price of the common stock, in each case as of the close of business on the trading day next preceding the date of the press release. The term "Conversion Price" means $1,000 divided by the Conversion Rate.

        Notice of the expiration of conversion rights will be given by Level 3 by first-class mail to the holders of the Notes not more than four business days after Level 3 issued the press release. Conversion rights will terminate at the close of business on the conversion expiration date which will be a date selected by Level 3 not less than 30 nor more than 60 days after the date on which Level 3 issues the press release announcing its intention to terminate conversion rights of the Notes.

        The term "Current Market Price" of common stock for any day means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the Nasdaq Global Select Market or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which the common stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and ask prices of the common stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the board of directors of Level 3 for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the board of directors of Level 3.

Repurchase at Option of Holders Upon a Change of Control

        If a Change of Control, as defined below, occurs, each holder of the Notes shall have the right, at the holder's option, to require Level 3 to repurchase all of such holder's Notes, or any portion of the principal amount thereof that is equal to $5,000 or an integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is no earlier than 30 nor later than 60 days after the date of the Company Notice, as defined below, at a price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued to the Repurchase Date (the "Repurchase Price"). Level 3's obligation to make or consummate such a repurchase ceases upon defeasance of the Indenture.

        Level 3 may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase Price in common stock valued at 95% of the average of the closing sales prices of the common stock for the five trading days immediately preceding and including the third day prior to the Repurchase Date; provided that payment may not be made in common stock unless Level 3 satisfies certain conditions with respect thereto prior to the Repurchase Date as provided in the Indenture.

        Within 30 days after the occurrence of a Change of Control, Level 3 is obligated to give to all holders of the Notes notice, as provided in the Indenture (the "Company Notice"), of the occurrence of such Change of Control and of the repurchase right arising as a result thereof. Level 3 must also deliver a copy of the Company Notice to the trustee. To exercise the repurchase right, a holder of the Notes must deliver on or before the 30th day after the date of the Company Notice written notice to the trustee of the holder's exercise of such right, together with the Notes with respect to which the right is being exercised.

        A "Change of Control" at such time after the original issuance of the Notes, means the occurrence of the following events:

        (1)   if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, as defined below, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this clause (1), such person or group shall be deemed to beneficially own any voting stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

        (2)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Level 3 and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred; or

        (3)   during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Level 3 then in office; or

        (4)   the stockholders of Level 3 shall have approved any plan of liquidation or dissolution of Level 3;

provided, however, that a Change of Control shall not be deemed to have occurred if the Current Market Price of the common stock for any five trading days within the period of 10 consecutive trading days beginning immediately after the later of the Change of Control or the public announcement of the Change of Control shall equal or exceed 105% of the Conversion Price of the Notes, in effect on each such trading day; provided further that if the Change of Control results in the reclassification, conversion, exchange of outstanding shares of common stock of Level 3, such 10 consecutive trading day period shall be measured as ending immediately before the Change of Control.

        "Permitted Holders" means the members of Level 3's board of directors on April 28, 1998 and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the voting stock of such person.

        "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency. "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into any equity interest), warrants or options to acquire an equity interest in such person.

        Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the Notes. Level 3 will comply with this rule to the extent applicable at that time.

        Level 3 may, to the extent permitted by applicable law, at any time purchase Notes in the open market or by tender at any price or by private agreement. Any note so purchased by Level 3 may, to the extent permitted by applicable law, be reissued or resold or may, at Level 3's option, be surrendered to the trustee for cancellation. Any Notes surrendered as aforesaid may not be reissued or resold and will be canceled promptly.

        The foregoing provisions would not necessarily afford holders of the Notes protection in the event of highly leveraged or other transactions involving Level 3 that may adversely affect holders.

        Level 3's ability to repurchase the Notes upon the occurrence of a Change of Control is subject to important limitations. The occurrence of a Change of Control constitutes an event of default under its secured credit facility. Moreover, the occurrence of a Change in Control could cause an event of default under, or be prohibited or limited by, the terms of other Senior Debt of Level 3. As a result, in each case, any repurchase of the Notes would, absent a waiver, be prohibited under the subordination provisions of the Indenture until the Senior Debt is paid in full. Level 3's obligation to purchase the Notes under this covenant will, unless consents are obtained, require Level 3 to repay either prior to or concurrently with the Notes repurchase all Senior Debt then outstanding that would by its terms prohibit the Notes repurchase, including Level 3's existing senior notes and the senior secured credit facility.

        Further, Level 3 may not have the financial resources and may not be able to arrange financing, to pay the Repurchase Price for all the Notes that might be delivered by holders of the Notes seeking to exercise the repurchase right. Level 3's ability to repurchase Notes with cash may also be limited by the terms of its subsidiaries' borrowing arrangements due to dividend or other restrictions. Level 3's senior secured credit facility restricts the ability of Level 3's subsidiaries to pay dividends and make loans and advances to Level 3. Any failure by Level 3 to repurchase the Notes when required following a Change of Control would result in an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture. Any such default may, in turn, cause a default under Senior Debt of Level 3. See "—Subordination."

Mergers and Sales of Assets by Level 3

        Level 3 may not consolidate with or merge into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, and Level 3 shall not permit any person to consolidate with or merge into Level 3 or convey, transfer, sell or lease such person's properties and assets substantially as an entirety to Level 3, unless:

        (a)   the person formed by such consolidation or into or with which Level 3 is merged or the person to which the properties and assets of Level 3 are so conveyed, transferred, sold or leased, is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than Level 3, shall expressly assume the due and punctual payment of the principal of and, premium, if any, and interest on the notes and the performance of the other covenants of Level 3 under the Indenture,

        (b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and

        (c)   an officers' certificate and legal opinion relating to the conditions described in (a) and (b) above is delivered to the trustee.

Events of Default

        The following will be Events of Default under the Indenture:

        (a)   failure to pay principal of or premium, if any, on any Notes when due, whether or not such payment is prohibited by the subordination provisions of the Indenture,

        (b)   failure to pay any interest on any Notes when due, continuing for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture,

        (c)   failure to pay when due the Repurchase Price of any Notes required to be repurchased pursuant to the provisions described under "—Repurchase at Option of Holders Upon Change of Control", whether or not a Company Notice is prohibited by the subordination provisions of the Indenture,

        (d)   failure to perform or comply with provisions described under "—Mergers and Sales of Assets by Level 3,"

        (e)   failure to perform any other covenant of Level 3 in the Indenture, continuing for 60 days after written notice to Level 3 by the trustee or the holders of at least 25% in aggregate principal amount of outstanding Notes,

        (f)    failure to pay when due any indebtedness for money borrowed by Level 3 or any subsidiary that is a restricted subsidiary under the indentures governing Level 3's outstanding senior notes totaling $25 million or more if such failure shall have continued after the applicable grace period and shall not have been cured or waived or the acceleration of any indebtedness for money borrowed by Level 3 or any such restricted subsidiary totaling $25 million or more,

        (g)   any judgment or judgments for the payment of money in an aggregate amount in excess of $25 million that shall be rendered against Level 3 or any subsidiary and that shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect, and

        (h)   certain events of bankruptcy, insolvency or reorganization affecting Level 3 or any Significant Subsidiary (as defined in the Indenture).

        Subject to the provisions of the Indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        If an Event of Default, other than an Event of Default specified in clause (h) above with respect to the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances as set forth in the Indenture, rescind and annul such acceleration if all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) occurs and is continuing with respect to the Company, then the principal of, and accrued interest on, all of the Notes shall automatically become immediately due and payable without any declaration or other act on the part of the holders of the Notes or the trustee. For information as to waiver of defaults, see "—Modification and Waiver" below.

        No holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Notes for the enforcement of payment of the principal of or premium, if any, or interest on such Notes on or after the respective due dates expressed in such Notes or of the right to convert such note in accordance with the Indenture.

        Level 3 will be required to furnish to the trustee annually a statement as to the performance by Level 3 of certain of its obligations under each of the Indenture and as to any default in such performance.

Modification and Waiver

        Level 3 and the trustee may, at any time and from time to time, without notice to or consent of any holders of Notes, enter into one or more indentures supplemental to the Indenture:

        (a)   to evidence the succession of another person to Level 3 and the assumption by such successor of the covenants of Level 3 in the Indenture and the Notes,

        (b)   to add to the covenants of Level 3, for the benefit of the holders or to surrender any right or power conferred upon Level 3 by the Indenture,

        (c)   to add any additional Events of Default,

        (d)   to provide for uncertificated Notes in addition to or in place of certificated Notes,

        (e)   to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee,

        (f)    to secure the Notes,

        (g)   to comply with the Trust Indenture Act or the Securities Act,

        (h)   to add guarantees with respect to the Notes, or

        (i)    to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the holders in any material respect.

        Other modifications and amendments of the Indenture may be made, and certain past defaults by Level 3 may be waived, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes, at the time outstanding. However, no such modification or amendment may, without the consent of the holders of all outstanding Notes affected thereby:

        (a)   change the stated maturity of the principal of, or any installment of interest on, any Notes,

        (b)   reduce the principal amount of, or the premium, if any, or interest on, any Notes,

        (c)   modify the provisions with respect to a expiration of conversion rights in a manner adverse to the holders,

        (d)   at any time after a Change of Control has occurred, modify the provisions with respect to the repurchase right of the holders in a manner adverse to the holders,

        (e)   change the place or currency of payment of principal of, premium, if any, or interest on, any Notes (including any payment of the Repurchase Price in respect of such note),

        (f)    impair the right to institute suit for the enforcement of any payment on or with respect to any Notes,

        (g)   except as otherwise permitted or contemplated by provisions concerning consolidation, merger, conveyance, transfer, sale or lease of all or substantially all of the property and assets of Level 3, adversely affect the right of holders to convert any of the Notes other than as provided in the Indenture,

        (h)   modify the conversion or subordination provisions in a manner adverse to the holders of the Notes,

        (i)    reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture,

        (j)    reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or

        (k)   reduce the percentage in aggregate principal amount of outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

        The holders of a majority in aggregate principal amount of the outstanding Notes, may waive compliance by Level 3 with certain restrictive provisions of the Indenture by written consent or by the adoption of a resolution at a meeting. The holders of a majority in aggregate principal amount of the outstanding Notes, also may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest, by written consent.

        The Indenture contains provisions for convening meetings of holders of the Notes.

Reports

        Whether or not Level 3 is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Level 3 shall file with the Commission the annual reports, quarterly reports and other documents which Level 3 would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Level 3 were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Level 3 would have been required to file them. Level 3 shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, and (ii) file with the trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which Level 3 would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if Level 3 were subject thereto and (b) if filing such documents by Level 3 with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective holder.

Notices

        Notice to holders of the Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given on the date of mailing of the notice.

        Notice of expiration of conversion rights will be given at least once not less than 30 nor more than 60 days prior to the conversion expiration date, which notice shall be irrevocable, and will specify the conversion expiration date.

Replacement of Notes

        Notes that become mutilated, destroyed, stolen or lost will be replaced by Level 3 at the expense of the holder upon delivery to the trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Level 3 and the trustee. In the case of lost, stolen or destroyed Notes, indemnity satisfactory to the trustee and Level 3 may be required at the expense of the holder of such Notes before a replacement note will be issued.

Satisfaction and Discharge

        The provisions in the Indenture relating to defeasance will be applicable to the Notes. Level 3's obligation to make or consummate a repurchase of Notes upon the occurrence of a Change of Control ceases upon defeasance of the Indenture.

Governing Law

        The Indenture and the Notes are governed by laws of the State of New York, without reference to principles of conflicts of laws.

The Trustee

        The trustee for the holders of the Notes issued under the Indenture is The Bank of New York, which is also the trustee with respect to the indentures relating to Level 3's other senior notes, senior discount notes and Notes. In case an Event of Default shall occur, and shall not be cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Notes, unless they shall have offered to the trustee reasonable security or indemnity.

        The Indenture and the Trust Indenture Act contain limitations on the rights of the trustee, should the trustee become a creditor of Level 3, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with Level 3 or any affiliate of Level 3; provided, however, that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

DESCRIPTION OF THE 2013 SENIOR DISCOUNT NOTES

        We issued the 2013 Senior Discount Notes under an indenture dated as of October 24, 2003, between us and The Bank of New York, as trustee, as amended by the First Supplemental Indenture dated as of February 18, 2005. The term "notes" in this section refers to the 2013 Senior Discount Notes as issued under the supplemental indenture relating to such notes and the term "indenture" in this section refers to the indenture and the related supplemental indenture under which the 2013 Senior Discount Notes were issued.

        As of the date of this prospectus, $294,732,000 aggregate principal amount at maturity of the 2013 Senior Discount Notes was outstanding, all of which is being offered by the selling securityholders pursuant to this prospectus.

General

        The notes will mature on October 15, 2013, and are limited to an aggregate principal amount at maturity of $294,732,000. The notes were issued in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity in fully registered form. Exchanges and transfers of the notes will be registered without charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such exchanges or transfers.

        The notes were issued at a discount of 29.527% to their aggregate principal amount at maturity, and accreted at a rate of 9% per annum, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. On October 15, 2007, cash interest commenced accruing at a rate of 9% per annum, which is payable semiannually in arrears on April 15 and October 15 in each year, commencing on April 15, 2008, and at the stated maturity, until the accreted value thereof is paid or duly provided for.

        "Accreted value" of any note as of or to any date of determination prior to October 15, 2007, means, as of any date of determination, an amount equal to the sum of (a) $704.73 per $1,000 principal amount at maturity (which we refer to as the issue price of such note), plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such note within the meaning of Section 1273(a)(2) of the Internal Revenue Code (which we refer to as the "Code") or any successor provisions, whether denominated as principal or interest, over the issue price of such note) that has accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such note to the date of determination (which amount shall be accrued on a daily basis and compounded semiannually on April 15 and October 15 of each year (which we refer to as the accretion measurement date), at a rate of 9% per annum from October 24, 2003 through the date of determination on the basis of a 360-day year of twelve 30-day months), minus all amounts theretofore paid in respect of the note, which amounts are considered as part of the "stated redemption price at maturity" of the note within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated as principal or interest). The accreted value of any note on or after October 15, 2007, means the principal amount at maturity of the note.

        The term "stated maturity", when used with respect to a note or any installment of interest thereon, means the date specified in the note as the fixed date on which the accreted value of the note or that installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the note at the option of the holder upon the happening of any contingency beyond our control unless that contingency has occurred).

        Interest will be paid to the person in whose name a note is registered at the close of business on the April 1 and October 1 immediately preceding the relevant interest payment date (which we refer to as the "record dates"). However, in the case of a note or portion of a note called for redemption on a redemption date, or repurchased in connection with a designated event on a designated event payment date, during the period from a record date to but excluding the next succeeding interest payment date, accrued interest will be payable on that redemption date or designated event payment date (unless such note or portion is converted) to the person who on that redemption date or designated event payment date is the holder of the note or portion of the note redeemed or repurchased. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Accreted value and interest on the notes will be payable at the office or agency maintained for such purpose or, at our option, payments of accreted value may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes. Until otherwise designated by us, the office or agency maintained for such purpose will be the principal corporate trust office of the trustee.

        If any interest payment date or maturity date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, a day that in the City of New York is not a day on which banking institutions are authorized or obligated by law or regulation to close.

        We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of accreted value or interest on the notes.

        Unless specifically provided otherwise, when we use the term "holder" in this prospectus, we mean the person in whose name such note is registered in the security register.

Ranking

        The notes are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The indenture under which the notes were issued contains no restrictions on the amount of additional indebtedness we may incur. The notes will be effectively junior to obligations incurred under our credit facility. The borrower under our credit facility is our subsidiary, Level 3 Financing, Inc. We and several other subsidiaries guarantee Level 3 Financing, Inc.'s obligations under our credit facility. Our credit facility and these guarantees are secured by a substantial portion of our assets and substantially all of the assets of Level 3 Financing, Inc. and our subsidiaries that are guarantors, and we are required to use commercially reasonable efforts to provide additional guarantees and security in the future. The notes also will be effectively junior to Level 3's secured obligations incurred under future credit facilities, receivables and purchase money indebtedness and certain other arrangements that are secured. In addition, the notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the notes.

Conversion Rights

        The holders of notes are entitled at any time on or before the close of business on the last trading day prior to the maturity date, subject to prior redemption or repurchase, to convert the accreted value of any notes or portions of notes (in denominations of $1,000 principal amount at maturity or integral multiples of $1,000 principal amount at maturity) into shares of our common stock, at the conversion price of $9.991 per share of common stock, subject to adjustment as described below.

        Except as described below, no adjustment will be made on conversion of any notes for interest accrued or any accretion on such notes. If notes are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, interest payable on that interest payment date will be payable on that interest payment date notwithstanding the conversion, and the interest will be paid to the holder of the note on the applicable record date. If notes not called for redemption are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, those notes must be accompanied by funds equal to the interest payable on the succeeding interest payment date on the accreted value so converted (except that a holder may reduce such payment by the amount of any existing payment default in respect of those notes). Accordingly, under those circumstances, the holder of the converted notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion.

        If any fractional share of common stock would be issuable upon conversion of notes we will pay a cash adjustment based upon the market price of the common stock on the last trading day prior to the date of conversion or, at our option, we will (i) round such fraction up to the nearest whole number of shares or (ii) if permitted by law and relevant Nasdaq or stock exchange rules, we will issue fractional shares.

        In the case of notes called for redemption, conversion rights will expire at the close of business on the trading day preceding the date fixed for redemption, unless we default in the payment of the redemption price, in which case the conversion right will terminate at the close of business on the date the default is cured. In the event any holder exercises its right to require us to repurchase notes upon a designated event, such holder's conversion right will terminate on the close of business on the designated event offer termination date (as defined in the indenture), unless we default on the payment due upon repurchase or the holder elects to withdraw its election to have the notes repurchased in accordance with the requirements of the indenture. See "—Repurchase at Option of Holders Upon a Designated Event."

        The right of conversion attaching to any note may be exercised by the holder by delivering the note at the specified office of a conversion agent, accompanied by a duly signed and completed notice of conversion, together with any funds that may be required. A notice of conversion can be obtained from the trustee. Beneficial owners of interests in a global note, if any, may exercise their right of conversion by delivering to The Depository Trust Company (which we refer to as "DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program. The conversion date will be the date on which the note, the duly signed and completed notice of conversion, and any funds that may be required as described above shall have been so delivered. A holder delivering a note for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of common stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the common stock in a name other than the holder of the note. Certificates representing shares of common stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

        We will adjust the conversion price if any of the following events occurs:

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  we issue common stock as a dividend or distribution on our common stock;

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  we issue to all holders of our common stock certain rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock, as defined in the indenture;

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  we subdivide or combine our common stock; or

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  we distribute to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted; or

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  we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any another consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        If we distribute cash, then the conversion price will be increased so that it equals the price determined by multiplying the conversion price in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date less the per share amount of the distribution, and (2) the denominator of which will be the same price of a share on the record date. "Current market price" means the average of the daily closing sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purpose of this paragraph, the term "ex date," when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

        If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion price will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the event of:

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  any reclassification of our common stock;

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  a consolidation, merger or combination involving us; or

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  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your notes you will be entitled to receive the same type of consideration which you would have been entitled to receive if you had converted the notes into our common stock immediately prior to any of these events.

        You may in certain situations be deemed to have received a distribution subject to United States federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material U.S. Federal Income Tax Considerations."

        We may, from time to time, modify the conversion price if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Material U.S. Federal Income Tax Considerations."

        We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion price. Except as described above in this section, we will not adjust the conversion price for any issuance of or common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Redemption of Notes at Our Option

        If the closing sale price of our common stock has exceeded a "specified percentage" of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, we may redeem for cash all or a portion of the notes at any time, by providing not less than 30 nor more than 60 days' notice by mail to each registered holder of the notes to be redeemed, at a price in cash equal to 100% of the accreted value of the notes to be redeemed as of the redemption date plus accrued and unpaid interest, to, but excluding, the redemption date.

        The "specified percentage" is equal to:

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  140% if the date of the mailing of the notice of redemption is during the 12-month period beginning October 15, 2008;

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  140% if the date of the mailing of the notice of redemption is during the 12-month period beginning October 15, 2009, provided, however, that if the initial purchasers have transferred 33 1/3% or more of the aggregate principal amount at maturity of the notes as originally issued prior to the trading day immediately preceding the date of the mailing of the notice of redemption, the specified percentage will be automatically reduced to 130%;

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  140% if the date of the mailing of the notice of redemption is during the 36-month period beginning October 15, 2010, provided, however, that if the initial purchasers have transferred 33 1/3% or more of the aggregate principal amount at maturity of the notes as originally issued prior to the trading day immediately preceding the date of the mailing of the notice of redemption, the specified percentage will be automatically reduced to 120%.

        For purposes of the definition of "specified percentage," any one or more of the following shall be deemed not to constitute a transfer of notes by the initial purchasers: (i) a transfer of notes to any person directly or indirectly controlled by or under direct or indirect common control with Fairfax Financial Holdings Limited (any such person we refer to as a "Fairfax Entity") or (ii) a transfer of notes to a trust or other person for the benefit of one or more Fairfax Entities.

Selection and Notice

        If less than all the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee considers fair and appropriate. The trustee may select for redemption a portion of the accreted value of any note that has a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 principal amount at maturity or integral multiples of $1,000. The trustee will make the selection from notes outstanding and not previously called for redemption; provided, however, that if a portion of a holder's notes are selected for partial redemption and such holder thereafter converts a portion of such notes, such converted portion will be deemed to be taken from the portion selected for redemption.

        Provisions of the indenture that apply to notes called for redemption also apply to portions of the notes called for redemption. If any note is to be redeemed in part, the notice of redemption will state the portion of the principal amount at maturity to be redeemed. In the event of any redemption of less than all the notes, we will not be required to:

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  issue or register the transfer or exchange of any note during a period of 15 days before any selection of such notes for redemption, or

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  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part, in which case we will execute and the trustee will authenticate and deliver to the holder a new note equal in principal amount at maturity to the unredeemed portion of the note surrendered.

        On and after the redemption date, unless we default in the payment of the redemption price, interest, if any, will cease to accrue on the principal amount at maturity of the notes or portions of notes called for redemption and for which funds have been set aside for payment. In the case of notes or portions of notes redeemed on a redemption date which is also a regularly scheduled interest payment date, the interest payment due on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        The notes are not entitled to any sinking fund.

Repurchase at Option of Holders upon a Designated Event

        Upon the occurrence of a designated event, each holder of notes will have the right to require us to repurchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple of $1,000) of such holder's notes pursuant to the offer described below (which we refer to as the "designated event offer") at an offer price in cash equal to 101% of the aggregate accreted value thereof as of the date of the designated event plus accrued and unpaid interest on such notes to but excluding the repurchase date (which we refer to as the "designated event payment"). Within 20 days following any designated event, we will mail a notice to each holder describing the transactions that constitute the designated event and offering to repurchase notes pursuant to the procedures required by the indenture and described in such notice.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a designated event. Rule 13e-4 under the Exchange Act requires, among other things, the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

        On the date specified for termination of the designated event offer, we will, to the extent lawful:

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  accept for payment all notes or portions of the notes properly tendered pursuant to the designated event offer

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  deposit with the paying agent an amount equal to the designated event payment in respect of all notes or portions of the notes so tendered; and

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  deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount at maturity of notes or portions of the notes being purchased by us.

        On the date specified for payment of the designated event payment (which we refer to as the "designated event payment date"), which may not be later than 60 days following the designated event, the paying agent will promptly mail to each holder of notes so accepted the designated event payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount at maturity to any unpurchased portion of the notes surrendered, if any; provided, however, that each such new note will be in a principal amount at maturity of $1,000 or an integral multiple thereof.

        The foregoing provisions would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders.

        The right to require us to repurchase notes as a result of a designated event could have the effect of delaying, deferring or preventing a change of control or other attempts to acquire control of us unless arrangements have been made to enable us to repurchase all the notes at the designated event payment date. Consequently, this right may render more difficult or discourage a merger, consolidation or tender offer (even if such transaction is supported by our board of directors or is favorable to the shareholders), the assumption of control by a holder of a large block of our shares and the removal of incumbent management.

        Except as described above with respect to a designated event, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring. Subject to the limitation on mergers and consolidations described below, we, our management or our subsidiaries could in the future enter into transactions, including refinancings, recapitalizations, acquisitions, liquidation or similar transactions, that would not constitute a designated event under the indenture, but that would increase the amount of our other indebtedness outstanding at the time or substantially reduce or eliminate our assets.

        The terms of other agreements relating to indebtedness may prohibit us from purchasing any notes and may also provide that a designated event, as well as other change of control events related to us, would constitute an event of default under such agreements. If a designated event occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our then-existing lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we would remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture, which may, in turn, constitute a further default under the terms of other indebtedness that we have entered into or may enter into from time to time.

        A "designated event" will be deemed to have occurred upon a change of control or a termination of trading.

        A "change of control" will be deemed to have occurred when:

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  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

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  the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred; or

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  during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

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  the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        However, a change of control under the first two bullet points above will not be deemed to have occurred if:

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  the daily market price per share of common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control (in the case of a change of control under the first bullet point above) or the period of 10 consecutive trading days ending immediately before the change of control (in the case of a change of control under the second bullet above) shall equal or exceed 105% of the conversion price of the notes in effect on the date of the change of control or the public announcement of the change of control, as applicable; or

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  all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change of control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq Global Select Market and as a result of such transaction or transactions the notes become convertible solely into such common stock.

        "Permitted Holders" means the members of the Company's Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

        "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        The definition of change of control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and/or those of our subsidiaries may be uncertain.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq Global Select Market.

Limitation on Liens

        We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the notes or thereafter acquired, without making effective provision for securing the notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company or any of its subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

        "Specified Indebtedness" means (A) the Company's 9.125% Senior Notes due 2008, 11% Senior Notes due 2008, 10.5% Senior Discount Notes due 2008, 10.75% Senior Euro Notes due 2008, 12.875% Senior Discount Notes due 2010, 11.25% Senior Euro Notes due 2010, 11.25% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2009, 6.0% Convertible Subordinated Notes due 2010 and 2.875% Convertible Senior Notes due 2010, and (B) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act) or any guarantee thereof and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among the Company or its subsidiaries or among subsidiaries.

        The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

        "Acquired Debt" means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

        The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

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  either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) expressly assumes the due and punctual payment of the accreted value of and interest on all the notes and the performance of each of our covenants under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

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  immediately after such transaction no default or event of default exists; and

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  we or such successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

        Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the indenture with the same effect as if the successor had been named as us in the indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

Events of Default and Remedies

        An event of default is defined in the indenture as being:

          (1)   default in payment of the accreted value of the notes when due at maturity, upon repurchase, upon acceleration or otherwise;

          (2)   default for 30 days in payment of any installment of interest on the notes;

          (3)   default in the payment of the designated event payment in respect of the notes on the date for such payment;

          (4)   failure to provide timely notice of a designated event;

          (5)   default by us for 60 days after notice in the observance or performance of any other covenants in the indenture;

          (6)   default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our subsidiaries), which default

      •
      is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

      •
      results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

  and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

          (7)   failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry; or

          (8)   certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries.

        If an event of default (other than an event of default specified in clause (8) with respect to us) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount at maturity of the then outstanding notes, by written notice to us and the trustee, may declare the then accreted value of and accrued and unpaid interest on, all the notes to be due and payable. Upon such declaration, such accreted value and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the notes to the contrary. If any event of default specified in clause (8) occurs with respect to us, all accreted value of, and accrued and unpaid interest on the notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. A holder of a note will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount at maturity of the notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 30 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount at maturity of the notes during those 30 days.

        Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount at maturity of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in the payment of accreted value of, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount at maturity of the notes then outstanding by notice to the trustee may rescind any acceleration of the notes and its consequences if all existing events of default (other than the nonpayment of the accreted value of, or interest on the notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

        Except as provided in the next sentence, the holders of a majority in aggregate principal amount at maturity of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except default in the payment of accreted value of, or interest on the notes (other than the nonpayment of accreted value of, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Certificated Notes

        The notes have been issued in fully certificated registered form and must be transferred in accordance with the provisions of the indenture and the terms of the certificate. See "—Transfer and Exchange."

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount at maturity of the notes then outstanding, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in aggregate principal amount at maturity of the then outstanding notes.

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  •
  change the stated maturity of the accreted value of, or any installment of interest (including contingent interest, if any), if any, on, any note;

  •
  reduce the accreted value of, or the rate or amount of interest (including contingent interest), if any, on, any note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest, if any, or the rate or amount of accrual thereof on any note;

  •
  change the currency for payment of accreted value of, or interest (including contingent interest, if any), on any note or change any place of payment where the accreted value of, or interest on, any note is payable;

  •
  impair the right to institute suit for the enforcement of any payment of any amount with respect to any note when due;

  •
  adversely affect the conversion rights;

  •
  modify the provisions of the indenture requiring us to make an offer to repurchase notes upon a designated event in a manner adverse to the holders;

  •
  reduce the percentage of principal amount at maturity of the outstanding notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

  •
  waive a default or event of default in the payment of any amount with respect to any note when due (except as provided in the indenture);

  •
  make any changes in the amendment section of the indenture;

  •
  make any change in the provisions of the indenture permitting holders of a majority in aggregate principal amount at maturity of notes to waive past defaults or events of default or the rights of holders to receive payments of accreted value of, or interest on, the notes or to bring suit to enforce such payment; or

  •
  modify any provision of the indenture relating to the calculation of accreted value with respect to the notes.

        Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes to:

  •
  to comply with the requirements for adjustment of the conversion price contained in the indenture;

  •
  to cure any ambiguity, omission, defect or inconsistency, or to make any other change that does not adversely affect the rights of any holder;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the notes; or

  •
  to comply with the provisions of the Trust Indenture Act of 1939, as amended, or with any requirement of the SEC arising as a result of the qualification of the indenture under that statute.

Satisfaction and Discharge

        When (i) we deliver to the trustee all outstanding notes (other than notes replaced pursuant to the provisions in the indenture for replacement notes) for cancellation or (ii) all outstanding notes have become due and payable and we deposit with the trustee cash sufficient to pay all amounts due and owing on all outstanding notes (other than notes replaced pursuant to the provisions in the indenture for replacement notes), and if in either case we pay all other sums payable under the indenture by us, then the indenture shall, excluding certain obligations, cease to be of further effect.

Governing Law

        The indenture provides that the notes are deemed to be a contract made under the laws of the State of New York and are construed in accordance with New York law.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or repurchase or surrendered for conversion. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will file with the SEC and furnish to the trustee and the holders of notes all quarterly and annual financial information (without exhibits) required to be contained in a filing on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if it does not permit such filing.

The Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. In case an event of default shall occur (and shall not be cured) and holders of the notes have notified the trustee, the trustee will be required to exercise its powers with the degree of care and skill of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes, unless they shall have offered to the trustee security and indemnity satisfactory to it.

        The indenture contains certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

No Recourse Against Others

        None of our directors, officers, employees, stockholders or affiliates, as such, shall have any liability or any obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the notes.

 DESCRIPTION OF COMMON STOCK

        Under our restated certificate of incorporation, we are authorized to issue up to 2,250,000,000 shares of our common stock.

        Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of common stock are entitled to a ratable share of our net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

        The transfer agent and registrar for the common stock is Wells Fargo Bank.

DESCRIPTION OF OTHER CAPITAL STOCK

        We have summarized some of the terms and provisions of our other outstanding capital stock in this section. The summary is not complete. We have also filed our restated certificate of incorporation and our amended and restated by-laws as exhibits to our Current Report on Form 8-K filed with the SEC on May 23, 2008. You should read our restated certificate of incorporation and our amended and restated by-laws for additional information.

        As of January 12, 2009, our authorized capital stock was 2,260,000,000 shares. Those shares consisted of:

  •
  2,250,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        As of December 31, 2008, there were 1,617,615,258 shares of common stock and no shares of preferred stock outstanding.

Preferred Stock

        The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Anti-Takeover Provisions

        We currently have provisions in our restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

  •
  a prohibition on our stockholders taking action by written consent;

  •
  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board; and

  •
  the ability of our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. This summary:

  •
  does not purport to be a complete analysis of all the potential tax considerations that may be relevant to holders in light of their particular circumstances or discuss the effect of any applicable state, local, foreign or other tax laws;

  •
  is based on the provisions of the Code, Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the "IRS") and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change at any time, possibly with retroactive effect;

  •
  deals only with holders that will hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Code; and

  •
  does not address tax considerations applicable to investors that may be subject to special tax rules, such as partnerships and other pass-through entities, banks, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies, Foreign Holders (as defined below) that own, or have owned, actually or constructively, more than 5% of our common stock or more than 5% of the fair market value of the notes, persons that will hold the notes or common stock as a position in a hedging transaction, "straddle" or conversion transaction for tax purposes or persons deemed to sell the notes or common stock under the constructive sale provisions of the Code.

        We have not sought, nor will seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

        Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

        A "Foreign Holder" is any beneficial owner of the notes or common stock that is for U.S. federal income tax purposes:

  •
  a nonresident alien;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

U.S. Holders

Interest

        A U.S. Holder generally will include interest on a note, other than a 2013 Senior Discount Note, as ordinary income at the time such interest is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

        Since the 2013 Senior Discount Notes were issued at a substantial discount from their stated principal amount, such notes are treated as issued with original issue discount for U.S. federal income tax purposes. Original issue discount is the excess of: (1) a note's stated redemption price at maturity over (2) its issue price. The stated redemption price at maturity of a note is the sum of the principal amount payable at maturity and all stated interest payments provided by the note. The original issue price of the 2013 Senior Discount Notes is the first price at which a substantial amount of such notes was sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers.

        A U.S. Holder of a 2013 Senior Discount Note is required to include original issue discount in income as ordinary interest for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of cash payments attributable to that income, regardless of the U.S. Holder's regular method of tax accounting. A U.S. Holder will not be required to report separately as taxable income actual payments of stated interest relating to a 2013 Senior Discount Note. In general, the amount of original issue discount included in income by a U.S. Holder of such note is the sum of the daily portions of original issue discount for each day during the taxable year, or portion thereof, on which the U.S. Holder held the 2013 Senior Discount Note. The daily portion is determined by allocating the original issue discount for an accrual period equally to each day in that accrual period.

        The amount of original issue discount attributable to each accrual period is generally equal to the product of the 2013 Senior Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity, that is, the discount rate that, when applied to all payments under the 2013 Senior Discount Note, results in a present value equal to the issue price. The adjusted issue price of a 2013 Senior Discount Note at the beginning of any accrual period is the issue price of the note, plus the amount of original issue discount allocable to all prior accrual periods, minus the amount of any prior payments in respect of the note, including payments of stated interest.

Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income) and (2) such U.S. Holder's adjusted tax basis in the note.

        The deductibility of capital losses is subject to limitations. Subject to the discussion under "—U.S. Holders—Market Discount" below, any capital gain or loss recognized by a U.S. Holder will be long-term capital gain or loss if the notes were held for more than one year. Long term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder (1) increased by any original issue discount or market discount previously included in income by such U.S. Holder with respect to a note, (2) decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium previously taken by the U.S. Holder with respect to such note and (3) the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "—Adjustments to Conversion Rate" below.

Market Discount

        For a U.S. Holder who purchases a note for an amount that is less than its stated redemption price at maturity or, in the case of 2013 Senior Discount Note, its adjusted issue price as of the purchase date, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

        Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or gain realized on disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or gain or (2) the market discount which has accrued on such note at the time of such disposition and has not previously been included in income. A U.S. Holder may be required to defer the deduction for the excess of (1) the interest expense on any indebtedness incurred or maintained to purchase or carry a note with market discount over (2) interest income (including original issue discount) from that note to the extent of market discount accruing during the taxable year. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note unless the U.S. Holder elects to accrue market discount using a constant-yield method.

        A U.S. Holder may elect to include market discount in income (generally as interest) currently as it accrues, in which case the rules relating to the recharacterization of disposition gains and deferral of interest deductions will not apply. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Acquisition Premium

        A U.S. Holder who purchases a 2013 Senior Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on such note after the purchase date will be considered to have purchased the note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount that such U.S. Holder must include in its gross income with respect to such note for any taxable year (or portion thereof in which the U.S. Holder holds the note) will be reduced by the portion of the acquisition premium allocable to the period. Acquisition premium will be allocated proportionately to the inclusions of the original issue discount unless the U.S. Holder elects to allocate it using a constant-yield method.

Amortizable Bond Premium

        If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than qualified stated interest payments, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium." A U.S. Holder may elect to amortize such premium using a constant-yield method over the remaining term of the note and may offset interest required to be included in respect of the note by the amortized amount of such premium. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. Holder on or after the beginning of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Adjustments to Conversion Rate

        The conversion rate of the notes is subject to adjustment under certain circumstances, as described under "Description of the Notes—Conversion Rights." Holders of the notes may be treated as having received a deemed distribution, resulting in dividend treatment (as described below) to the extent of our current or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of the notes in the fully diluted common stock (particularly an adjustment to reflect a taxable dividend to holders of common stock), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase may be treated as a deemed distribution on common stock of such holders, taxable as described below under "—Distributions on Common Stock".

Conversion of the Notes

        A U.S. Holder generally will not recognize any gain or loss upon conversion of a note into common stock except with respect to cash or other property received either as a portion of the consideration for the note or in lieu of a fractional share of common stock. A U.S. Holder's tax basis in the common stock received on conversion of a note for common stock will be the same as such U.S. Holder's adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder's tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

        If a U.S. Holder receives a combination of our common stock and cash or other property upon conversion (and such cash is not merely received in lieu of a fractional share of common stock), the holder will generally be required to recognize gain in an amount equal to the lesser of (i) the cash payment or the value of such other property (less the amount attributable to accrued and unpaid interest) or (ii) the excess of the fair market value of the common stock and the cash payment or such other property (excluding the amount attributable to accrued and unpaid interest) received upon conversion over the holder's adjusted tax basis in the notes. The holder generally will not be able to recognize any loss. The holder's tax basis in the common stock received will be the same as the holder's tax basis in the note, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment or the value of the other property received (less the amount attributable to accrued and unpaid interest).

        Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder's adjusted tax basis in the fractional share, and will be taxable as described below under "—Sale or Exchange of Common Stock." The holder's tax basis in the fractional share of common stock will be a proportionate part of the holder's adjusted tax basis in the common stock received upon conversion, as described above.

Distributions on Common Stock

        Distributions, if any, paid or deemed paid on the common stock (or deemed distributions on the notes as described above under "—Adjustments to Conversion Rate") generally will be treated as dividends and includable in the income of a U.S. Holder as ordinary income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to U.S. Holders that are individuals are currently taxed at the rates applicable to long-term capital gains if the holder meets certain holding period and other requirements. Dividends paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction if the holder meets certain holding period and other requirements. Distributions on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder's basis in the shares of common stock. Any such distributions in excess of the holder's basis in the shares of common stock generally will be treated as capital gain from a sale or exchange of such stock.

Sale or Exchange of Common Stock

        Upon the sale or exchange of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such U.S. Holder's adjusted tax basis in the common stock. The holder's adjusted tax basis in the common stock received upon conversion will be determined in the manner described above under "—Conversion of the Notes." The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock was held for more than one year. Long-term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax.

Foreign Holders

Interest

        Payments of interest (including original issue discount) on a note to a Foreign Holder will not be subject to U.S. federal withholding tax provided that:

          (1)   the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote (treating, for such purpose, notes held by a Foreign Holder as having been converted into our common stock);

          (2)   the Foreign Holder is not a controlled foreign corporation that is related to us through stock ownership; and

          (3)   the Foreign Holder of the note, under penalties of perjury, provides its name and address and certifies (on IRS Form W8-BEN) that it is not a U.S. person.

        For purposes of this summary, we refer to this exemption of interest from U.S. federal withholding tax as the "Portfolio Interest Exemption." The gross amount of payments to a Foreign Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a U.S. trade or business of that Foreign Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to eliminate or reduce such withholding.

        A Foreign Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such payment is attributable to a permanent establishment maintained in the United States by such Foreign Holder. Such effectively connected income received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower treaty rate. Foreign Holders should consult their own tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a U.S. trade or business, the Foreign Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

Sale, Exchange or Redemption of the Notes or our Common Stock

        A Foreign Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or exchange or redemption of the notes or our common stock unless:

          (1)   the Foreign Holder is an individual who was present in the United States for 183 days or more during the taxable year, and certain other conditions are met;

          (2)   the gain is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to an office or other permanent establishment maintained in the United States by such Foreign Holder; or

          (3)   we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the Foreign Holder's holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a Foreign Holder's disposition of common stock become, a U.S. real property holding corporation.

Conversion of the Notes

        In general, no U.S. federal income tax or withholding tax will be imposed upon the conversion of a note into common stock by a Foreign Holder except (1) to the extent the common stock is considered attributable to accrued interest not previously included in income, which may be taxable under the rules set forth in "—Interest," or (2) with respect to the receipt of cash by Foreign Holders upon conversion of a note where any of the conditions described in (1), (2) or (3) above under "—Sale, Exchange or Redemption of the Notes" is satisfied.

Distributions on Common Stock

        Dividends, if any, paid or deemed paid on the common stock (or deemed dividends on the notes as described above under "—Adjustments to Conversion Rate") to a Foreign Holder, excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Foreign Holder, will be subject to U.S. federal withholding tax at a 30% rate, or lower rate provided under any applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Foreign Holder will be subject to tax in the same manner as a U.S. Holder on dividends paid or deemed paid that are effectively connected with the conduct of a trade or business in the United States by the Foreign Holder. If such Foreign Holder is a foreign corporation, it may in certain circumstances also be subject to a U.S. "branch profits" tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Contingent Payments

        In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest and principal payable on the notes. Our obligation to make such payments may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments, or CPDIs. We intend to take the position that the notes are not treated as CPDIs because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments as additional consideration for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as CPDIs because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the CPDI rules to the notes.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal, premium, if any, and interest on a note, dividends on common stock and payments of the proceeds of the sale of a note or common stock by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

        In addition, a Foreign Holder may be subject to U.S. backup withholding tax on these payments unless such Foreign Holder complies with certification procedures to establish that such Foreign Holder is not a U.S. person. The certification procedures required by a Foreign Holder to claim the exemption from withholding tax on interest (described above in "—Interest") will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

        The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, holders of the notes and common stock should consult their own tax advisors as to particular tax consequences to them of purchasing, holding and disposing of the notes and the common stock, including the applicability and effect of any state, local, foreign, or other tax laws, and of any proposed changes in applicable law.

SELLING SECURITYHOLDERS

        Southeastern Asset Management, Inc. ("Southeastern"), on behalf of its customers and institutional clients, and Odyssey America Reinsurance Corporation, The North River Insurance Company, Fairfax (Barbados) International Corp., Falcon Insurance Company (Hong Kong) Ltd., nSpire Re Limited, United States Fire Insurance Company, Lombard General Insurance Company of Canada, TIG Insurance Company, Commonwealth Insurance Company, Markel Insurance Company of Canada, Federated Insurance Company of Canada, Lombard Insurance Company and Fairfax Financial Holdings Limited (together, the "Fairfax Entities"), may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.

        The following table sets forth information with respect to Southeastern and the Fairfax Entities and the securities that may be offered under this prospectus. The information is based on information provided by or on behalf of Southeastern and the Fairfax Entities. Southeastern and the Fairfax Entities may offer all, some or none of the securities or common stock into which the securities are convertible, if and when converted. Because Southeastern and the Fairfax Entities may offer all or some portion of the securities, no estimate can be given as to the amount of securities that will be held by Southeastern and the Fairfax Entities upon termination of any sales. In addition, since the date on which the information regarding their ownership of securities was furnished, Southeastern and the Fairfax Entities may have sold, transferred or otherwise disposed of all or a portion of their securities in transactions exempt from the registration requirements of the Securities Act. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of certain of the notes, is subject to adjustment under certain circumstances. Likewise, the shares of common stock may increase or decrease in connection with stock splits or reverse stock splits. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease, and the number of shares of common stock may increase or decrease.

        Southeastern serves as the discretionary investment advisor for customers and institutional clients whose accounts have been credited with the securities held by Southeastern that may be offered and sold pursuant to this prospectus. As a discretionary investment advisor, Southeastern has investment power over these securities and therefore Southeastern is also deemed a beneficial owner of these securities. In making any sales of securities under this prospectus, Southeastern would be acting on behalf of such accounts. Southeastern is located at 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

        Fairfax Financial Holdings Limited is located at 95 Wellington Street West, Suite 800, Toronto, Ontario MSJ 2N7, Canada.

		Beneficially Owned Before the Offering and Offered Hereby				Beneficially Owned After Offering
Selling Securityholder	Series of Securities	Number**		Percent of Class Outstanding		Number**	Percent of Class Outstanding
Southeastern	2010 Subordinated Notes	$40,000,000		12.98%		—	—
	2013 Senior Notes	$100,062,000		25.02%		—	—
	Common Stock	507,084,655	(1)	28.83	%(1)(2)	—	—
Odyssey America Reinsurance Corporation	2013 Senior Notes	$45,000,000		11.25%		—	—
	Common Stock	72,852,200	(3)	4.14	%(2)(3)	—	—
The North River Insurance Company	2013 Senior Notes	$30,000,000		7.5%		—	—
	Common Stock	16,666,666	(4)	*	(2)(4)	—	—
Fairfax (Barbados) International Corp	2013 Senior Notes	$20,062,000		5.02%		—	—
	Common Stock	11,145,555	(5)	*	(2)(5)	—	—
Falcon Insurance Company (Hong Kong) Ltd.	2013 Senior Notes	$5,000,000		1.25%		—	—
	Common Stock	2,777,777	(6)	*	(2)(6)	—	—
nSpire Re Limited	Common Stock	45,035,021		2.56	%(2)	—	—
United States Fire Insurance Company	Common Stock	24,389,200		1.39	%(2)	—	—
Lombard General Insurance Company of Canada	Common Stock	6,626,500		*	(2)	—	—
TIG Insurance Company	Common Stock	4,960,000		*	(2)	—	—
Commonwealth Insurance Company		4,504,000		*	(2)	—	—
Markel Insurance Company of Canada	Common Stock	2,510,000		*	(2)	—	—
Federated Insurance Company of Canada	Common Stock	1,306,500		*	(2)	—	—
Lombard Insurance Company	Common Stock	1,193,000		*	(2)	—	—
Fairfax Financial Holdings Limited	2013 Senior Discount Notes	$294,732,000	(7)	99.9%		—	—
	Common Stock	30,399,751	(8)	1.73	%(2)	—	—

*
Less than 1%.

**
With regard to the notes, represents the aggregate principal amount thereof, and with regard to the shares of common stock, represents the number of shares thereof.

(1)
Represents 451,198,016 shares of our common stock beneficially owned by Southeastern plus 55,886,639 shares of our common stock issuable upon conversion of the 2010 Subordinated Notes and 2013 Senior Notes offered under this prospectus and held by Southeastern as of January 7, 2009.

(2)
Percentage ownership is based upon 1,617,615,258 shares of our common stock outstanding as of December 31, 2008 plus 140,976,388 shares issuable upon conversion of the notes as of January 7, 2009.

(3)
Represents 47,852,200 shares of our common stock beneficially owned by Odyssey America Reinsurance Corporation plus 25,000,000 shares of our common stock issuable upon conversion of the 2013 Senior Notes offered under this prospectus and held by Odyssey America Reinsurance Corporation as of January 7, 2009.

(4)
Represents 16,666,666 shares of our common stock issuable upon conversion of the 2013 Senior Notes offered under this prospectus and held by The North River Insurance Company as of January 7, 2009.

(5)
Represents 11,145,555 shares of our common stock issuable upon conversion of the 2013 Senior Notes offered under this prospectus and held by Fairfax (Barbados) International Corp as of January 7, 2009.

(6)
Represents 2,777,777 shares of our common stock issuable upon conversion of the 2013 Senior Notes offered under this prospectus and held by Falcon Insurance Company (Hong Kong) Ltd. as of January 7, 2009.

(7)
Represents $294,732,000 aggregate principal amount at maturity of 2013 Senior Discount Notes held by a trust, all of the ownership interests of which are held by subsidiaries of Fairfax Financial Holdings Limited, as of January 7, 2009.

(8)
Represents 29,499,751 shares of our common stock issuable upon conversion of the 2013 Senior Discount Notes offered under this prospectus and held by a trust, all of the ownership interests of which are held by subsidiaries of Fairfax Financial Holdings Limited, as of January 7, 2009, plus 900,000 shares of our common stock beneficially owned by Fairfax Financial Holdings Limited through pension plans of certain of its subsidiaries as of January 7, 2009.

        Pursuant to that certain Securities Purchase Agreement, dated as of November 17, 2008, as amended on December 16, 2008 and on December 24, 2008, by and among Level 3, Southeastern, Odyssey America Reinsurance Corporation, The North River Insurance Company, Fairfax (Barbados) International Corp., Falcon Insurance Company (Hong Kong) Ltd. and the other investors named therein (as amended, the "Securities Purchase Agreement"), we agreed to register the resale of Southeastern's and the Fairfax Entities' holdings of Level 3 securities listed in the table above under applicable federal securities laws. We will pay substantially all of the expenses incurred by Southeastern and the Fairfax Entities incident to the registration of these securities. Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the Securities Purchase Agreement. If any such exception applies, we may prohibit offers and sales of the notes and shares of common stock pursuant to the registration statement to which this prospectus relates.

        We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to Southeastern and the Fairfax Entities. Southeastern and the Fairfax Entities have agreed in the Securities Purchase Agreement not to trade pursuant to this prospectus any of the securities registered hereby from the time they receive notice from us of this type of event until they receive a prospectus supplement or amendment. To the extent permitted by applicable law, Southeastern and the

Fairfax Entities may trade the notes and/or shares of common stock in transactions exempt from the registration requirements of the Securities Act. This time period will not exceed 45 days in any twelve-month period, and no more than one such suspension notice may be delivered in any twelve-month period.

        In addition, on November 19, 2007 we entered into a standstill agreement with Southeastern, pursuant to which Southeastern agreed for a period ending on February 18, 2011, that it would not, without the consent of the majority of our entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of our assets or the assets of any of our subsidiaries, (2) purchase any voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a "change of control" of Level 3. In connection with the offering of our 15% Convertible Senior Notes due 2013, on November 17, 2008, we granted Southeastern a waiver under the standstill agreement so that Southeastern could purchase a portion of such notes.

        A copy of the Securities Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 18, 2008, Amendment No. 1 to the Securities Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 16, 2008 and Amendment No. 2 to the Securities Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 24, 2008. A copy of the standstill agreement with Southeastern was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 19, 2007.

 PLAN OF DISTRIBUTION

        The selling securityholders and their successors, including their transferees, pledgees or donees or their successors, may from time to time sell the securities hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The securities hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

  •
  through the writing of options.

        The aggregate proceeds to the selling securityholders from the sale of the securities registered hereby by them will be the purchase price of the securities less discounts and commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our outstanding common stock is listed for trading on the Nasdaq Global Select Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq Global Select Market and can give no assurance about the development of any trading market for the notes. See "Risk Factors—The public trading market for the notes is limited, which could affect their market price and your ability to sell them."

        In order to comply with the securities laws of some states, if applicable, the securities registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling securityholders may determine not to sell any, or to sell less than all of, the securities described in this prospectus. In addition, the selling securityholders may, to the extent permitted by applicable law, sell, transfer, devise or gift these securities by other means not described in this prospectus. In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act or which may otherwise be sold without registration under the Securities Act may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.

        To the extent required, the specific securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        Pursuant to the Securities Purchase Agreement, we agreed to register the resale of Southeastern's and the Fairfax Entities' holdings of Level 3 securities under applicable federal and state securities laws. See "Selling Securityholders" in this prospectus. In addition, on November 19, 2007 we entered into a standstill agreement with Southeastern, pursuant to which Southeastern agreed for a period ending on February 18, 2011, that it would not, without the consent of the majority of our entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of our assets or the assets of any of our subsidiaries, (2) purchase any voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a "change of control" of Level 3. In connection with the offering of our 15% Convertible Senior Notes due 2013, on November 17, 2008, we granted Southeastern a waiver under the standstill agreement so that Southeastern could purchase a portion of such notes.

        In connection with sales of the common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging positions they assume. The selling securityholders may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the notes and the shares of common stock issuable upon conversion of the notes and offered under this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Thomas C. Stortz, Executive Vice President and Chief Legal Officer of Level 3 Communications, Inc., will issue an opinion for us regarding the remaining shares of common stock offered under this prospectus.

EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until all of the securities offered by this prospectus are sold:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2008, June 30, 2008 and September 30, 2008;

  •
  Current reports on Form 8-K filed March 11, 2008, March 19, 2008, March 26, 2008, May 23, 2008, June 6, 2008, October 15, 2008, October 15, 2008, November 18, 2008, December 8, 2008, December 16, 2008, December 24, 2008, December 24, 2008, December 31, 2008 and December 31, 2008 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure);

  •
  Proxy Statement filed on April 4, 2008 for the 2008 Annual Meeting of Stockholders; and

  •
  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        Any statements made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. We are paying all of the selling securityholders' expenses related to this offering, except that the selling securityholders will pay any applicable broker's commissions and expenses. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$43,298
Transfer Agent's, Trustee's and Depositary's fees and expenses	5,000
Legal fees and expenses	75,000
Accounting fees and expenses	25,000
Printing and engraving fees and expenses	25,000

Total	$173,298

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the "Certificate") of Level 3 Communications, Inc. ("Level 3") and Level 3's Amended and Restated By-laws (the "By-laws") provide that Level 3 shall indemnify each person who is or was a director, officer or employee of Level 3 (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Level 3 as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Level 3. The Certificate further provides that a director of Level 3 shall not be personally liable to Level 3 or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Level 3 or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Level 3 shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        The By-laws provide that Level 3 may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 16.    Exhibits.

3.1	Restated Certificate of Incorporation of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(i) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
3.2
Amended and Restated By-laws of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(ii) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
4.1
Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to Amendment 1 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-68887) filed on February 3, 1999).
4.2
Second Supplemental Indenture, dated as of February 29, 2000, between Level 3 Communications, Inc. and The Bank of New York as Trustee relating to Level 3 Communications, Inc.'s 6% Convertible Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on February 29, 2000).
4.3
Indenture, dated as of October 24, 2003, by and between Level 3 Communications, Inc. and The Bank of New York, as Trustee, relating to Level 3 Communications, Inc.'s 9% Convertible Senior Discount Notes due 2013 (incorporated by reference to Exhibit 4.12 to Level 3 Communications, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2003).
4.4
First Supplemental Indenture, dated as of February 7, 2005, by and between Level 3 Communications, Inc. and The Bank of New York, as Trustee, relating to Level 3 Communications, Inc.'s 9% Convertible Senior Discount Notes due 2013 (incorporated by reference to Exhibit 4.12.2 to Level 3 Communications, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2005).

4.5	Standstill Agreement, dated as of November 19, 2007, by and between Level 3 Communications, Inc. and Southeastern Asset Management, Inc. (incorporated by reference to Exhibit 10.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on November 19, 2007).
4.6
Securities Purchase Agreement, dated as of November 17, 2008, by and among Level 3 Communications, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on November 18, 2006).
4.7
Amendment No. 1 to Securities Purchase Agreement, dated as of December 16, 2008, by and among Level 3 Communications, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 16, 2008).
4.8
Amendment No. 2 to Securities Purchase Agreement, dated as of December 24, 2008, by and among Level 3 Communications, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 24, 2008).
4.9
Indenture, dated as of December 24, 2008, by and between Level 3 Communications, Inc. and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on December 24, 2008).
4.10
First Supplemental Indenture, dated as of December 24, 2008, by and between Level 3 Communications, Inc. and The Bank of New York Mellon, as Trustee, relating to Level 3 Communications, Inc.'s 15% Convertible Senior Notes due 2013 (incorporated herein by reference to Exhibit 4.2 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on December 24, 2008).
5.1	Opinion of Willkie Farr & Gallagher LLP.
5.2	Opinion of Thomas C. Stortz.
12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 to Level 3 Communications, Inc.'s Quarterly Report on Form 10-Q filed on November 10, 2008).
23.1	Consent of KPMG LLP.
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
23.3	Consent of Thomas C. Stortz (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature pages hereto).
25.1
Form of T-1 Statement of Eligibility of the Trustee relating to the 15% Convertible Senior Notes due 2013 (incorporated herein by reference to Exhibit 25.1 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-154976) filed on November 4, 2008).
25.2
Form of T-1 Statement of Eligibility of the Trustee relating to the 6% Convertible Subordinated Notes due 2010 (incorporated herein by reference to Exhibit 25.5 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-125030) filed on May 18, 2005).
25.3
Form of T-1 Statement of Eligibility of the Trustee relating to the 9% Convertible Senior Discount Notes due 2013 (incorporated herein by reference to Exhibit 25 to Level 3 Communications, Inc.'s Registration Statement on Form S-3 (File No. 333-123703) filed on March 31, 2005).

Item 17.    Undertakings.

          (a)   The undersigned registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

              (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

              (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on January 13, 2009.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ JAMES Q. CROWE
Name:	James Q. Crowe
Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas C. Stortz and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WALTER SCOTT, JR. Walter Scott, Jr.	Chairman of the Board	January 13, 2009
/s/ JAMES Q. CROWE James Q. Crowe	Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2009
/s/ SUNIT S. PATEL Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2009

Name	Title	Date

/s/ ERIC J. MORTENSEN Eric J. Mortensen	Senior Vice President and Controller (Principal Accounting Officer)	January 13, 2009
/s/ DOUGLAS C. EBY Douglas C. Eby	Director	January 13, 2009
/s/ JAMES O. ELLIS, JR. James O. Ellis, Jr.	Director	January 13, 2009
/s/ RICHARD R. JAROS Richard R. Jaros	Director	January 13, 2009
/s/ ROBERT E. JULIAN Robert E. Julian	Director	January 13, 2009
/s/ MICHAEL J. MAHONEY Michael J. Mahoney	Director	January 13, 2009
/s/ ARUN NETRAVALI Arun Netravali	Director	January 13, 2009
/s/ JOHN T. REED John T. Reed	Director	January 13, 2009
/s/ MICHAEL B. YANNEY Michael B. Yanney	Director	January 13, 2009
/s/ ALBERT C. YATES Albert C. Yates	Director	January 13, 2009